UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2012

The Annual Meeting of Stockholders of NuVasive, Inc. (the “Company” or “NuVasive”) will be held on May 24, 2012, at 8:00 AM local time at NuVasive’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect three Class II Directors to hold office until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To vote on an advisory basis on the compensation of the Company’s named executive officers.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

4. To approve, solely to preserve the Company’s ability to receive corporate income tax deductions that may become available pursuant to Internal Revenue Code Section 162(m), the material terms of the Company’s 2004 Amended and Restated Equity Incentive Plan as well as limits on the number of stock awards and amount of cash awards that may be granted to any shareowner (our employees) during any given fiscal year.

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 28, 2012 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alexis V. Lukianov,
Chairman of the Board and Chief Executive Officer

San Diego, California

April 9, 2012

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

NuVasive, Inc.

7475 Lusk Boulevard

San Diego, CA 92121

(858) 909-1800

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2012

GENERAL

NuVasive, Inc. (the “Company” or “NuVasive”) made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on May 24, 2012, at 8:00 AM local time, at NuVasive’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121, and at any adjournments or postponements thereof (the “Annual Meeting”). The Notices were mailed to stockholders on or about April 9, 2012.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

You will be voting on each of the following items of business: (i) the election of three Class II Directors for terms expiring in 2015; (ii) an advisory (non-binding) resolution regarding executive compensation; (iii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; (iv) the approval, solely to preserve our ability to receive corporate income tax deductions that may become available pursuant to Internal Revenue Code Section 162(m), of the material terms of our 2004 Amended and Restated Equity Incentive Plan as well as limits on the number of stock awards and amount of cash awards that may be granted to any shareowner (our employees) during any given fiscal year; and (v) any other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The proxies for the Annual Meeting are being solicited by the Board.

3.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report for fiscal year 2011, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Our Annual Report for fiscal year 2011 is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

5.	Who is entitled to vote?

Only holders of record of outstanding shares of the Company’s common stock at the close of business on March 28, 2012, are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 28, 2012, there were 42,993,018 outstanding shares of our common stock. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting at 7475 Lusk Boulevard, San Diego, California 92121, Monday through Friday between the hours of 9 a.m. and 4 p.m. Pacific time.

6.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

7.	How do I vote?

If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name,” you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by telephone or mail by following the voting instruction card provided to you by your broker or other nominee. If you do not give instructions to your broker, your shares may constitute “broker non-votes.” Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Routine matters include the ratification of independent public accountants. Non-routine matters include the election of directors, actions on stock plans, stockholder proposals, and advisory votes on the approval of executive compensation. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

8.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

9.	How are the votes counted?

In the election of directors and for each other item, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board (i.e. “FOR” the nominees to the Board listed in these materials; “FOR” the Company’s executive pay program and policies; “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and “FOR” approval of the material terms of our 2004 Amended and Restated Equity Incentive Plan as well as limits on the number of stock awards and amount of cash awards that may be granted to any shareowner during any given fiscal year, unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you (See Question 7 above). If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of directors, the approval of the Company’s executive compensation and the approval of the material terms of our 2004 Amended and Restated Equity Incentive Plan.

10.	What vote is needed to approve each of the proposals?

For the election of directors, the nominees receiving the most “FOR” votes from the holders of shares represented in person or by proxy and entitled to vote on the election of directors will be elected. However, if the number of votes “FOR” any of the nominees does not exceed fifty percent (50%) of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his resignation as a director, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such director’s resignation. Only votes “FOR” or “AGAINST” will affect the outcome of the election of directors.

Each other item requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item.

11.	How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD, FOR THE ENDORSEMENT OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF ERNST & YOUNG LLP, AND FOR THE APPROVAL OF THE MATERIAL TERMS OF THE COMPANY’S 2004 AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

12.	How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Both broker non-votes (discussed in Question 7) and stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

13.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and shareowners of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company may retain a firm to assist in the solicitation of proxies in connection with the Annual Meeting. The Company would pay such firm, if any, customary fees, expected to be no more than $20,000 plus expenses.

14.	Could other matters be decided in the Annual Meeting?

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named as proxy holders (Alexis V. Lukianov and Jason M. Hannon) will have the discretionary authority to vote the shares represented by the proxy card on those matters. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

15.	Where can I find the voting results of the Annual Meeting?

We intend to announce the final voting results at the Annual Meeting and publish the final results in our current report on Form 8-K within four business days of the Annual Meeting, unless final results are unavailable in which case we will publish the preliminary results in such current report on Form 8-K. If final results are not filed with our current report on Form 8-K to be filed within four business days of the Annual Meeting, the final results will be published in an amendment to our current report on Form 8-K within four business days after the final voting results are known.

16.	How do I make a stockholder proposal or nominate an individual to serve as a director for the fiscal year 2012 annual meeting of stockholders occurring in 2013?

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day prior to the anniversary of the previous year’s annual meeting of stockholders. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board for the annual meeting of stockholders to be held in 2013 must submit such proposals so as to be received by the Company at 7475 Lusk Boulevard, San Diego, CA 92121, on or before December 4, 2012; provided, however, that in the event that the Company holds the annual meeting of stockholders to be held in 2013 more than 30 days before or after the one-year anniversary date of the Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2012

This Proxy Statement and the Company’s Fiscal Year 2011 Annual Report are both available at www.proxydocs.com/nuva.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of three Class II directors, each to serve for a three-year term until the annual meeting of stockholders in 2015 and until their successors are elected and qualified.

The Board has unanimously nominated Peter C. Farrell, Ph.D., AM, Lesley H. Howe and Eileen M. More for election to the Board as Class II directors. The nominees have indicated that they are willing and able to serve as directors. If Peter C. Farrell, Ph.D., AM, Lesley H. Howe or Eileen M. More becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board.

The three nominees for election as Class II directors receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. However, if the number of votes “FOR” any of the three nominees does not exceed fifty percent (50%) of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his resignation as a director, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such director’s resignation. Stockholders do not have cumulative voting rights in the election of directors.

BOARD OF DIRECTORS

The name, age and certain other information of each member of the Board, as of March 28, 2012, is set forth below:

Name	Age	Position	Term Expires on Annual Meeting held in the Year	Director Class
Alexis V. Lukianov	56	Chairman of the Board and Chief Executive Officer	2013	III
Jack R. Blair	69	Compensation Committee Chair	2013	III
Peter C. Farrell, Ph.D., AM	69	Nominating and Corporate Governance Committee Chair	2012	II
Lesley H. Howe	67	Audit Committee Chair and Compensation Committee	2012	II
Robert J. Hunt	63	Audit Committee and Nominating and Corporate Governance Committee	2014	I
Peter M. Leddy, Ph.D.	48	Compensation Committee	2013	III
Eileen M. More	65	Audit Committee and Nominating and Corporate Governance Committee	2012	II
Richard W. Treharne, Ph.D.	62	Compensation Committee and Nominating and Corporate Governance Committee	2014	I

NOMINEES AND CONTINUING DIRECTORS

Pursuant to a resolution adopted by a majority of the authorized number of directors, the authorized number of members of the Board has been set at eight. The following individuals have been nominated for election to the Board or will continue to serve on the Board after the Annual Meeting:

Nominees

Peter C. Farrell, Ph.D., AM

Peter C. Farrell, Ph.D., AM, has served as a member of our Board of Directors since January 2005. Dr. Farrell was founding Chairman and Chief Executive Officer of ResMed, Inc., a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing, which positions he held from 1989 to 2007. Dr. Farrell serves as a director of California Healthcare Institute. Dr. Farrell holds bachelor and masters degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine. Dr. Farrell’s broad management experience and responsibilities, through his experience as a founding executive of ResMed, Inc., provide relevant experience to our Board in a number of strategic and operational areas.

Lesley H. Howe

Lesley H. Howe has served as a member of our Board of Directors since February 2004. Mr. Howe has over 40 years of experience in accounting, finance and business management within a variety of industries. From December 2001 to May 2007, he served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based Internet marketing and promotions company. Mr. Howe had a 30 year career with KPMG Peat Marwick LLP, an international accounting and auditing firm, in which he was an audit partner for 23 years and an area managing partner/managing partner of the Los Angeles office of KPMG for three years. Mr. Howe currently serves on the board of directors of P.F. Chang’s China Bistro, Inc., an owner and operator of restaurants; Jamba, Inc., the leading retailer of quality blended fruit beverages; and Volcano Corporation, a developer of products that aid in the diagnosis and treatment of vascular and structural heart disease. He previously served on the board and was chair of the Audit Committee of DJ Orthopedics Inc. from 2002 through 2008. Mr. Howe received a B.S. in business administration from the University of Arkansas. Mr. Howe’s extensive public accounting, financial and executive management background provide valuable financial and accounting experience and expertise to our Board.

Eileen M. More

Eileen M. More has served as a member of our Board of Directors since June 2007. Ms. More was a General Partner at Oak Investments, one of the largest venture capital funds in the United States, for over 20 years. Ms. More founded Oak Partner’s healthcare investment practice, and was also an active investor in information technology, with early stage investments in dozens of successful healthcare and technology companies. Her investments include leadership roles with Genzyme Corporation, Alexion Pharmaceuticals, OraPharma, Inc., Osteotech, Inc. and Compaq Computer. Ms. More retired from Oak in 2002. She currently serves on the board of directors of Optherion, Inc., a privately held company. She formerly served on the board of directors of KBL Healthcare Acquisition Corp. III, a publicly owned blank check corporation. Ms. More was formerly the Chairman Emeritus of the Connecticut Venture Group and a board member of the University of Connecticut Research and Development Corporation. Ms. More attended the University of Bridgeport and has been awarded a Chartered Financial Analyst (CFA) charter. Ms. More’s investment and leadership experience in the healthcare industry provides relevant experience in strategic areas, as well as in-depth knowledge of the healthcare industry, providing valuable insight and guidance to the Board for matters such as, among others, corporate strategy and risk management.

Continuing Directors

Alexis V. Lukianov

Alexis V. Lukianov has served as our Chief Executive Officer and a director since July 1999 and as Chairman of our Board of Directors since February 2004. He also served as our President from July 1999 until December 2004. Mr. Lukianov has over 25 years of experience in the orthopaedic industry with more than 20 years in senior management. Prior to joining NuVasive, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company. Mr. Lukianov also held various executive positions with Medtronic Sofamor Danek, Inc. including President of USA. He also directed a business unit at Smith & Nephew Orthopaedics and managed an orthopaedic joint venture between Stryker and Meadox Medical. Mr. Lukianov attended Rutgers University and served in the U.S. Navy. Mr. Lukianov serves on the boards and the executive committees of BIOCOM and Medical Device Manufacturers Association, and is on the boards of Volcano Corporation, a publicly traded company that develops products that aid in the diagnosis and treatment of vascular and structural heart disease, and Ophthonix, Inc., a privately held company focused on vision correction technology. Mr. Lukianov, with his experience in the orthopaedic industry and years in senior management as described above, provides invaluable experience to the Board and entire organization at NuVasive.

Jack R. Blair

Jack R. Blair has served as a member of our Board of Directors since August 2001. During his 18 year career with Smith & Nephew plc ending in 1998, Mr. Blair served in various capacities with Smith & Nephew plc and Richards Medical Company, which was acquired by Smith & Nephew in 1986, most recently as group president of its North and South America and Japan operations. He held the position of President of Richards Medical Company. Until November 2007, when the company was sold, Mr. Blair served as chairman of the board of directors of DJO, Inc., an orthopedic medical device company. He also serves as a director of a privately-held orthopedic company and a privately-held specialty chemicals company. Mr. Blair holds a B.A. in Government from Miami University and an M.B.A. from the University of California, Los Angeles. Mr. Blair’s service with prior companies has provided him with valuable international and operational experience, and together with his extensive knowledge of the medical device industry, he brings extensive management and board of director experience to our Board.

Robert J. Hunt

Robert J. Hunt has served as a member of our Board of Directors since January 2005. Mr. Hunt is the co-founder of the Mercury Investment Group, an investment advisory firm established in 2002. Mr. Hunt also oversaw the finance team at AutoZone, Inc., for eight years, serving as Executive Vice President and Chief Financial Officer and director. Mr. Hunt previously held senior financial management positions at The Price Company, Malone & Hyde, Inc. and PepsiCo, Inc. He has also served as a director of SCB Computer Technology, Inc. Mr. Hunt holds bachelor and masters degrees from Columbia University and is a certified public accountant. Mr. Hunt’s extensive public company background provides valuable financial and accounting expertise and his background as an executive contributes management and auditing expertise to the Board.

Peter M. Leddy, Ph.D.

Peter M. Leddy, Ph.D., has served as a member of our Board of Directors since July 2011. Since 2005, Dr. Leddy has served as Senior Vice President of Global Human Resources at Life Technologies, a biotechnology company. From 2000 to 2005, Dr. Leddy held several senior management positions with Dell Incorporated, where he was responsible for leading global talent and human resources in the Americas, overseeing 7,500 employees. From 1999 — 2000, Dr. Leddy served as the Executive Vice President for Human Resources at Promus Hotel Corporation (Doubletree, Embassy Suites), and from 1989 — 1999, he held a variety of executive and human resource positions at PepsiCo. Dr. Leddy received his B.A. in Psychology from

Creighton University and his M.S. and Ph.D. degrees in industrial/organizational psychology from the Illinois Institute of Technology. Dr. Leddy’s extensive knowledge in evolving human resource practices and executive compensation provides valuable insight and guidance to the Board.

Richard W. Treharne, Ph.D.

Richard W. Treharne, Ph.D., has served as a member of our Board of Directors since August 2009. Dr. Treharne has over 30 years of experience in the orthopaedic industry with over 15 years in senior management. From August 2006 to the present, Dr. Treharne has held the position of Vice President, Orthopaedic Research at Active Implants Corporation, a privately held orthopaedic company focused on innovative technologies for degenerative conditions of the joints. During his sixteen years at Medtronic Sofamor Danek, from November 1990 to August 2006, he served as a Group Director — Regulatory and Clinical Affairs for three months and then various Vice President positions for the remainder of his tenure, most recently as Vice President — Regulatory Affairs. He also held several director level positions at Smith & Nephew plc prior to working at Medtronic. Dr. Treharne holds an M.B.A. from the University of Memphis, a Ph.D. and a M.S.E. from The University of Pennsylvania, and a B.S. in Metallurgical Engineering from The Ohio State University. Dr. Treharne’s experience in senior management and the orthopaedic industry provide strategic and practical knowledge to our Board related to regulatory, clinical research and other operational areas in our industry.

There are no family relationships among any of the Company’s directors or executive officers.

The Board recommends a vote “FOR” the election of each of Peter C. Farrell, Lesley H. Howe and Eileen M. More as Class II directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS, NOMINATIONS

AND CORPORATE GOVERNANCE

Criteria for Board Membership.    In selecting candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying director nominees.

Stockholder Nominees.    The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee), and should be submitted in the time frame described in the Bylaws of the Company and under the question, “How do I make a stockholder proposal or nominate an individual to serve as a director for the fiscal year 2012 annual meeting of stockholders occurring in 2013?” above.

Process for Identifying and Evaluating Nominees.    The Nominating Committee believes the Company is well served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2012 Annual Meeting.    Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

CORPORATE GOVERNANCE

The Board met four times during fiscal 2011 and action was taken via unanimous written consent five times. The Audit Committee met seven times. The Compensation Committee met six times and frequently met in executive session. Action was taken by the Compensation Committee via unanimous written consent three times. The Nominating Committee met four times. Each member of the Board attended 75% or more of the Board meetings during fiscal 2011. Each member of the Board who served on the Audit, Compensation or Nominating Committees attended at least 75% of the respective committee meetings during fiscal 2011.

Board Independence

The Board has determined that the following directors are “independent” under current NASDAQ listing standards:

Jack R. Blair

Peter C. Farrell, Ph.D. AM

Lesley H. Howe

Robert J. Hunt

Peter M. Leddy, Ph.D.

Eileen M. More

Richard W. Treharne, Ph.D.

Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the director’s ability to exercise independent judgment on behalf of the Company.

Board Leadership Structure

The position of Chairman of the Board and CEO of the Company has been combined and the Company does not appoint a lead independent director. The Board believes that Mr. Lukianov’s service as both Chairman of the Board and CEO, is in the best interest of the Company and its stockholders. Mr. Lukianov possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Although the Company believes that the combination of the Chairman and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines does not establish this approach as a policy.

His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareowners, investors, customers and suppliers, particularly during times of turbulent economic and industry conditions. This has been beneficial in driving a unified approach to core operating processes across a global organization that has experienced significant growth from year-to-year.

Each of the directors other than Mr. Lukianov is independent and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the independent directors communicate with the Chairman directly regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls and the Nominating Committee oversees the risks associated with the Company’s overall governance, corporate compliance policies (for example, policies addressing relationships with health care professionals and compliance with anti-kickback laws) and its succession planning process to understand that the Company has a slate of future, qualified candidates for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s CEO, who also serves as Chairman of the Board, is able to promote open communication between management and directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Board Committees

The Board has standing Audit, Compensation and Nominating Committees.

Audit Committee.    The Board has determined that all members of the Audit Committee are independent directors under the NASDAQ listing standards and each of them is able to read and fundamentally understand financial statements. The Board has determined that Lesley H. Howe qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee.    The Board has determined that all members of the Compensation Committee are independent directors under the NASDAQ listing standards. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and shareowners. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers, which include our Chairman and CEO, our Presidents, our Executive Vice President and Chief Financial Officer and each of our other senior officers. The Compensation Committee determines the CEO’s compensation following discussions with him and, as it deems appropriate, an independent compensation consultant. The Compensation Committee is solely responsible for determining the CEO’s compensation. For the other executive officers, the CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Compensation Committee may accept or adjust the CEO’s recommendations. The other executive officers are not present during this process.

In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee.    The Board has determined that all of the members of the Nominating Committee are independent directors under the NASDAQ listing standards. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance and succession planning matters. The Nominating Committee is governed by a written charter approved by the Board.

Charters for the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees are available to the public at the Company’s website at www.nuvasive.com.

COMMUNICATIONS WITH DIRECTORS

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. All of our directors, who were directors at such time, attended the annual meeting held in 2011.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers, shareowners and directors, including its principal executive officer, principal financial officer and controller. This code of ethics is included as Section 2 of the Company’s Code of Conduct posted on the Company’s website at www.nuvasive.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 28, 2012 (or such other date as provided below) based on information available to us and filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other named executive officer and (d) all directors and executive officers as a group. Each stockholder’s percentage ownership is based on 42,993,018 shares of our common stock outstanding as of the record date of March 28, 2012 for the Annual Meeting.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class (%)
Principal Stockholders
Capital Research Global Investors(3)	5,174,622	12.04
333 South Hope Street
Los Angeles, CA 90071
Wellington Management Company, LLP(4)	3,657,943	8.51
75 State Street
Boston, MA 20109
BlackRock, Inc.(5)	3,647,347	8.48
40 East 52nd Street
New York, NY 10022
Deerfield Capital, L.P.(6)	2,830,064	6.58
780 Third Avenue, 37th Floor
New York, NY 10017
SMALLCAP World Fund, Inc.(7)	2,377,936	5.53
333 South Hope Street
Los Angeles, CA 90071
The Vanguard Group, Inc.(8)	2,168,048	5.04
100 Vanguard Blvd.
Malvern, PA 19355
Directors and Executive Officers
Alexis V. Lukianov(9)	1,639,032	3.68
Jack R. Blair(10)	114,990	*
Peter C. Farrell, Ph.D. AM(11)	98,794	*
Lesley H. Howe(12)	61,000	*
Robert J. Hunt(13)	84,500	*
Peter M. Leddy, Ph.D.(14)	672	*
Eileen M. More(15)	82,000	*
Richard W. Treharne, Ph.D.(16)	51,500	*
Keith C. Valentine(17)	775,546	1.77
Michael J. Lambert(18)	32,658	*
Patrick Miles(19)	471,790	1.09
Jeffrey P. Rydin(20)	307,534	*
All Directors and Executive Officers as a group (14 persons)(21)	4,251,686	9.04

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 28, 2012 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)	Based solely upon Amendment No. 2 to a Schedule 13G, filed on February 9, 2012, by Capital Research Global Investors containing information as of December 30, 2011.

(4)

Based solely upon Amendment No. 2 to a Schedule 13G, filed on February 14, 2012, by Wellington Management Company, LLP (“Wellington Management”), containing information as of December 31, 2011. Wellington Management in its capacity as investment adviser may be deemed to beneficially own 3,657,943 shares, which are held of record by clients of Wellington Management. With respect to those shares, Wellington Management has shared voting power over 1,777,729 shares, and shared dispositive power over 3,657,943 shares.

(5)	Based solely upon Amendment No. 2 to a Schedule 13G, filed on February 10, 2012, by BlackRock, Inc. containing information as of December 30, 2011.

(6)

Based solely upon Amendment No. 1 to a Schedule 13G, filed on February 14, 2012, by Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P., Deerfield International Limited and James E. Flynn containing information as of December 31, 2011.

(7)

Based solely upon a Schedule 13G filed on February 14, 2012 by SMALLCAP World Fund, Inc. containing information as of December 30, 2011. SMALLCAP World Fund, Inc. is an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company (“CRMC”), is the beneficial owner of 2,377,936 shares. CRMC manages equity assets for various investment companies through two divisions, Capital Research Global Investors and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.

(8)	Based solely upon a Schedule 13G filed on February 8, 2012 by the Vanguard Group, Inc. containing information as of December 31, 2011.

(9)	Includes 1,599,717 shares subject to options exercisable within 60 days of March 28, 2012.

(10)

Includes 59,000 shares subject to options exercisable within 60 days of March 28, 2012. Excludes 833 shares subject to restricted stock units vested within 60 days of March 28, 2012, of which the issuance has been deferred for three years after the date of grant.

(11)

Includes 92,000 shares subject to options exercisable within 60 days of March 28, 2012. Excludes 833 shares subject to restricted stock units vested within 60 days of March 28, 2012, of which the issuance has been deferred for three years after the date of grant.

(12)

Includes 56,000 shares subject to options exercisable within 60 days of March 28, 2012. Excludes 833 shares subject to restricted stock units vested within 60 days of March 28, 2012, of which the issuance has been deferred for three years after the date of grant.

(13)

Includes 50,000 shares subject to options exercisable within 60 days of March 28, 2012. Excludes 833 shares subject to restricted stock units vested within 60 days of March 28, 2012, of which the issuance has been deferred for three years after the date of grant.

(14)	Excludes 5,000 shares subject to restricted stock units vested within 60 days of March 28, 2012, of which the issuance has been deferred for four years after the date of grant.

(15)

Includes 66,000 shares subject to options exercisable within 60 days of March 28, 2012. Excludes 833 shares subject to restricted stock units vested within 60 days of March 28, 2012, of which the issuance has been deferred for three years after the date of grant.

(16)

Includes 46,500 shares subject to options exercisable within 60 days of March 28, 2012. Excludes 833 shares subject to restricted stock units vested within 60 days of March 28, 2012, of which the issuance has been deferred for three years after the date of grant.

(17)	Includes 769,693 shares subject to options exercisable within 60 days of March 28, 2012.

(18)	Includes 12,501 shares subject to options exercisable within 60 days of March 28, 2012.

(19)	Includes 465,407 shares subject to options exercisable within 60 days of March 28, 2012.

(20)	Includes 301,683 shares subject to options exercisable within 60 days of March 28, 2012.

(21)	Includes 4,018,479 shares subject to options exercisable within 60 days of March 28, 2012.

EXECUTIVE OFFICERS

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers as of March 28, 2012:

Name	Age	Position
Alexis V. Lukianov	56	Chairman of the Board and Chief Executive Officer
Keith C. Valentine	44	President and Chief Operating Officer
Michael J. Lambert	50	Executive Vice President and Chief Financial Officer
Patrick Miles	46	President, Global Products and Services
Jeffrey P. Rydin	45	President, Global Sales
Jason M. Hannon	40	Executive Vice President, Corporate Development, General Counsel and Secretary
Tyler P. Lipschultz	45	Executive Vice President, Global Operations
Craig E. Hunsaker	48	Senior Vice President, Global Human Resources

Alexis V. Lukianov has served as our Chief Executive Officer since July 1999 and as Chairman of our Board of Directors since February 2004. His biography is contained in the section of this Proxy Statement entitled “Nominees and Continuing Directors.”

Keith C. Valentine has served as our President and Chief Operating Officer since January 2007. Between December 2004 and January 2007, he served as our President, and between January 2002 and December 2004, he served as our Executive Vice President. Prior to that, he served as our Sr. Vice President of Marketing and Development. With over 20 years of experience in the orthopaedic industry, Mr. Valentine has served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company which was later acquired by Smith & Nephew plc and served in various capacities at Medtronic Sofamor Danek during his eight years with the company, including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development effort and International Sales and Marketing. Mr. Valentine currently serves as a director of California Healthcare Institute. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University.

Michael J. Lambert has served as our Executive Vice President and Chief Financial Officer since November 2009. From October 2007 until May 2009, Mr. Lambert held the position of Executive Vice President and Chief Financial Officer at Advanced Medical Optics, Inc. (“AMO”), which was a publicly traded company, until its acquisition in 2009 by Abbott Laboratories. AMO was a global leader in making medical devices for the eye. Prior to that, Mr. Lambert held the position of Senior Vice President and Chief Financial Officer during his three years with Quest Software, Inc., a publicly traded company specializing in systems management software products. Mr. Lambert’s prior work experience includes the following: Executive Vice President, Finance and Chief Financial Officer at Quantum Corporation, a publicly traded company focused on data storage, recovery and archiving; Senior Vice President and Chief Financial Officer at NerveWire Inc., a privately held B2B internet services firm; and various positions at Lucent Technologies, International Business Machines, Marakon Associates and Data General Corporation. Mr. Lambert received a B.S. in Business Administration from Stonehill College and an M.B.A. from Harvard Graduate School of Business Administration.

Patrick Miles has served as our President, Global Products and Services since October 2011. Prior to that, he served as our President, Americas from January 2010 to October 2011, as our Executive Vice President of Product Marketing and Development from January 2007 to December 2009, as our Senior Vice President of Marketing from December 2004 to January 2007, and as our Vice President, Marketing from January 2001 to December 2004. Mr. Miles has over 20 years of experience in the orthopaedic industry. Mr. Miles has also served as Director of Marketing for ORATEC Interventions, Inc., a medical device company and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek, as well as serving in several positions with Smith & Nephew plc. Mr. Miles received a B.S. in Finance from Mercer University.

Jeffrey P. Rydin has served as our President, Global Sales since October 2011. Prior to that, he served as our Executive Vice President, Americas, Sales from January 2010 to November 2011 and as our Senior Vice President, U.S. Sales from December 2005 to December 2009. Prior to joining us, from January 2003 to December 2005, Mr. Rydin served as Area Vice President of Orthobiologics for DePuy Spine, Inc., a subsidiary of Johnson & Johnson (“DePuy”). With nearly 20 years of sales experience in the healthcare industry, Mr. Rydin has also served as Vice President of Sales at Orquest, Inc., a developer of biologically-based implants for orthopaedics and spine surgery, which was acquired by DePuy, as Director of Sales at Symphonix Devices, Inc., a hearing technology company, and as Director of Sales at General Surgical Innovations, Inc., a developer, manufacturer and marketer of tissue dissection systems for minimally invasive surgical procedures, which was acquired by Tyco International Ltd. Mr. Rydin holds a B.A. in Social Ecology from the University of California, Irvine.

Jason M. Hannon has served as our Executive Vice President of Corporate Development, General Counsel and Secretary since January 2010. Prior to that, Mr. Hannon served as our Senior Vice President of Corporate Development, General Counsel and Secretary from January 2009 to December 2009, as our Senior Vice President, General Counsel, and Secretary from January 2007 to December 2008, and as our Vice President of Legal Affairs and Secretary from June 2005 to January 2007. Prior to joining NuVasive, Mr. Hannon practiced corporate and transactional law at the law firms of Brobeck Phleger & Harrison LLP and Heller Ehrman LLP, specializing in mergers and acquisitions, public and private financing, joint ventures, licensing arrangements, and corporate governance matters. Mr. Hannon also served as a law clerk to the Honorable Jerome Farris of the U.S. Court of Appeals for the Ninth Circuit. Mr. Hannon received a B.A. degree from the University of California, Berkeley and a J.D. from Stanford Law School.

Tyler P. Lipschultz has served as our Executive Vice President, Global Operations since November 2011. Prior to that, Mr. Lipschultz served as our Executive Vice President, Biologics from January 2011 to November 2011. From July 2008 to December 2010, Mr. Lipschultz served as our Senior Vice President, Biologics. From March 2002 through June 2008, Mr. Lipschultz was a founder and held various positions including Executive Vice President and General Manager of Spine Wave, a venture funded spinal implant company. Mr. Lipschultz has over 20 years of experience in and with the medical device industry including: Director of Protostar, a medical device incubator, and President of VERTx, a private company founded by ProtoStar and later merged with Spine Wave; Equity Research Analyst at US Bancorp Piper Jaffray, Inc. where he was focused on orthopaedic and spinal markets; and various marketing positions at DePuy, Smith & Nephew plc, and Stryker, Inc. Mr. Lipschultz received a B.A. focused in Economics and Business Administration from Kalamazoo College and an M.B.A. from Purdue University.

Craig E. Hunsaker has served as our Senior Vice President, Global Human Resources since January 2011. From January 2010 to December 2010, Mr. Hunsaker served as our Vice President, Human Resources and from August 2009 through December 2009, Mr. Hunsaker served as our Vice President, Legal Affairs. From June 2006 through July 2009, Mr. Hunsaker held the position of Managing Partner of the San Diego office of Mintz, Levin, Ferris, Glovsky & Popeo P.C. where he was responsible for all aspects of operating the San Diego office. Mr. Hunsaker from January 2003 through June 2006 served as a principal at the San Diego office of Fish & Richardson P.C. where he was head of the firm’s California Employment Practice during his last two years. Mr. Hunsaker’s prior work experience also includes the following: Senior Associate with Brobeck Phleger & Harrison LLP, Litigation Associate at Cooley Godward LLP and Labor Associate at Morgan Lewis and Bockius LLP. Mr. Hunsaker received a B.S. in International Business & Finance from Brigham Young University and a J.D. from Columbia University School of Law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that the Audit Committee approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

In the last fiscal year, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2011, such SEC filing requirements were satisfied, with the following exceptions. On May 25, 2011, our directors were granted annual stock options. However, the Form 4 for our directors, Jack R. Blair, Peter C. Farrell, Ph.D., AM, Leslie H. Howe, Robert J. Hunt, Eileen M. More and Richard W. Treharne, Ph.D., were filed on May 31, 2011. Also, on August 1, 2011, Craig E. Hunsaker, our Senior Vice President, Global Human Resources, sold shares to cover the tax obligation upon the vesting of a RSU grant. His Form 4 was filed on August 9, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the objectives and practices underlying NuVasive’s compensation programs for our named executive officers (“NEOs”), which include:

•	Alexis V. Lukianov — Chairman of the Board and Chief Executive Officer

•	Keith C. Valentine — President and Chief Operating Officer

•	Patrick Miles — President, Global Products and Services

•	Jeffrey P. Rydin — President, Global Sales

•	Michael J. Lambert — Executive Vice President and Chief Financial Officer

We also make statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Executive Summary

Overview

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes and oversees our executive compensation programs, which apply to all NEOs. The Compensation Committee annually reviews the history of all elements of each executive’s total compensation, which includes a review of (i) base salary, (ii) performance under the current annual performance-based cash bonus plan, and (iii) appropriate annual equity awards for our NEOs. In the first calendar quarter of each year, the Compensation Committee typically adopts the current year’s performance-based cash bonus plan, determines whether the prior year’s performance-based goals were satisfied and, if so, the level of payment under the cash bonus plan and grants annual equity awards to NEOs. The Compensation Committee believes that to deliver value to stockholders, it is imperative to attract, motivate and retain key executive talent by paying competitive compensation. Consistent with that philosophy, the Compensation Committee has chosen compensation components designed to ensure that a significant portion of pay should be variable, based upon performance, and to link the realized value of compensation with Company performance and the returns delivered to stockholders.

2011 Operating Performance Highlights

2011 posed a challenging market environment for the Company and our industry. Global macroeconomic forces, insurer pushback on spine fusion procedures in the U.S., and a relatively flat U.S. spine market impacted Company results. However, management responded with appropriate actions to reduce operating costs, prioritize spending on revenue generating activities, and positioned the Company for growth — exceeding our 2011 revenue guidance by posting full year 2011 total revenue of $540.5 million; up 13.0% from the full year 2010. We also met our revised profitability guidance and closed the full year with a 15.5% non-GAAP operating margin percentage.

The graph below illustrates our revenue, non-GAAP operating margin and market share growth percentage for our fiscal years ending December 31, 2009, 2010 and 2011. These metrics are the ones we most analyze when determining the health and growth of the Company as well as for day-to-day planning.

(1)	Data obtained from Barclays Capital Medical Supplies & Devices, January 5, 2012

Additionally, we had other significant achievements including:

•	The acquisition of Impulse Monitoring, Inc. (“Impulse”).

•    Excluding the acquisition of Impulse, we achieved organic revenue growth of over 11% within a U.S. spine market that did not grow.

•    We have increased our market share of the worldwide spine market every year since our initial public offering.

Commitment to Good Compensation Governance. We endeavor to maintain good governance standards with respect to our executive compensation practices. The Compensation Committee utilizes peer company analysis (among other factors) to set executive compensation for our NEOs, and seeks to establish compensation practices that are reasonable and do not contain features that would be considered problematic. The Company conducted its first “say-on-pay” vote in 2011, receiving “FOR” votes from more than 82% of the shares cast. The Committee interpreted these results to be an affirmation from stockholders that our executive compensation programs strike the appropriate balance of aligning the interests of stockholders with the interests of executives. In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the Board of Directors recommended, and the stockholders agreed upon, an annual vote. Accordingly, this year, stockholders are again being asked to vote on a non-binding resolution to approve the compensation of our NEOs.

During the fourth quarter of 2011 and the first quarter of 2012, the Compensation Committee took several key actions to ensure that our compensation policies are consistent with good governance standards:

•    New Independent Compensation Consultant. In October 2011, the Compensation Committee engaged Towers Watson as its new independent compensation consultant. Towers Watson was engaged directly by the Compensation Committee and does not provide any unrelated products or services to the Company. Towers Watson provides the Compensation Committee with executive compensation benchmark data derived from surveys and public disclosures of peer companies. In addition, Towers Watson provides the Compensation Committee resources and expertise in compensation designs, analysis and trends.

•    Revised Peer Group for 2012. The Compensation Committee reviewed our peer group used for 2011 compensation planning and upon the recommendation of Towers Watson, made significant changes for 2012. The new peer group consists of 13 healthcare companies of a similar size to us that focus primarily on medical technology and devices. These companies also have relative revenues, earnings, cash flows and market capitalizations more closely aligned with NuVasive.

•    Clawback Policy. In January 2012, our Board of Directors adopted the NuVasive Incentive Compensation Recoupment Policy under which our Board has the authority to recover excess incentive compensation in the event of a restatement of our financial statements. We believe that our strong financial controls in place provide a substantial safeguard against the risk of a financial restatement. However, if an extraordinary event were to occur, resulting in a material restatement of the Company’s financial performance, the Compensation Committee is authorized to seek recovery of compensation based upon the misstated financial information.

•    Stock Ownership Guidelines. In January 2012, our Board of Directors adopted stock ownership guidelines for our Board, our CEO and our Vice Presidents and higher. Per our revised Corporate Governance Guidelines, which includes the stock ownership guidelines, our CEO is required to hold a number of shares of the Company’s common stock with a value equal to three times the CEO’s base salary. All other persons holding a position of Vice President or higher, are required to hold a number of shares of the Company’s common stock with a value equal to one times such shareowner’s (our employees) base salary, subject to the terms of the stock ownership guidelines. Non-employee directors are required to hold a number of shares of the Company’s common stock with a value equal to three times the annual cash retainer for Board service paid to non-employee directors, subject to the terms of the stock ownership guidelines. Each such shareowner or non-employee director is required to achieve this ownership guideline within five years of becoming a Vice President or non-employee director. Any person who was already an officer or non-employee director on the adoption date is required to achieve this ownership guideline by January 4, 2017.

Commitment to Pay-for-Performance. Additionally, we maintain the following features of our NEO compensation program, in support of our ongoing pay-for-performance commitment.

•    High Portion of NEOs’ Total Direct Compensation Delivered in Variable Incentive Compensation — Annual and long-term variable compensation opportunities comprise a higher portion of our NEOs’ total direct compensation opportunity (i.e., base salary, target annual incentive and target long-term incentives) in relation to other NEOs in our talent market.

•    Aggressive Performance Goals for Variable Incentive Compensation – The Compensation Committee believes in setting Company-wide performance goals at very aggressive targets to incentivize our NEOs to strive for results beyond expectations. For example, our 2011 Executive Performance Bonus Plan had a revenue target of $555 million while our Wall Street guidance was revenue of $525 million to $535 million.

•    Equity-Based Long-Term Incentive Awards Strongly Tied to Company Goals and Stockholder Returns — With the introduction of performance-based restricted stock units (“PRSUs”) in tandem with time-vested restricted stock units (“RSUs”) in early 2012, the realizable value of our equity-based awards are strongly aligned with both pre-determined Company goals and stockholder returns. For 2012, 50% of our NEOs’ equity grant was in the form of PRSUs while the remaining 50% of the equity grant was in RSUs.

•    Generally No NEO Perquisites/No Tax Gross-ups — The Compensation Committee does not favor, and generally does not provide to NEOs, perquisites or other benefits that are not available to other salaried shareowners. In addition, we do not provide tax gross-ups to our NEOs.

2011 & 2012 Pay Decisions

During 2011 and early 2012, the Compensation Committee, provided base salary increases, determined 2011 annual performance-based payouts, provided adjustments to 2012 target bonus levels and granted 2011 and 2012 equity awards. More detailed discussions can be found in “Elements of Our Executive Compensation Program.”

Base salary — Our CEO accepted zero salary increase for 2012. Other NEOs have received salary increases based on the Compensation Committee’s consideration of NuVasive’s increased Company size (by revenues) and NEO changes in levels of responsibility.

Annual performance-based awards for 2011 — Based on our achievement of non-GAAP earnings per share (“EPS”), revenues, non-GAAP operating margin percentage and individual performance goals, the Company paid bonus amounts at between 72-82% of our NEOs respective target bonuses.

Long-Term Incentives

•    In 2011, the Compensation Committee granted both stock options and RSUs. Stock options have a 10-year term and vest 25% on the first anniversary of the grant date with the remaining vesting in 36 equal monthly installments thereafter. RSUs vest 25% on each annual anniversary of the grant date.

•    In 2012, the Compensation Committee decided to eliminate stock options and replace them with the newly introduced PRSUs. This change in the type of equity awards not only mitigates the dilutive effect of stock options, but importantly, further aligns the realizable value of equity-based awards with both pre-determined Company goals and stockholder returns. 2012 equity-based incentive awards to our NEOs are comprised 50% RSUs and 50% PRSUs.

In reviewing our historic pay practices, our Compensation Committee determined our NEO’s realizable pay and corporate performance rankings versus our peer group were generally misaligned due to a significant portion of our NEO’s stock option grants being under water which resulted in low realizable pay with respect to performance against our peers. Specifically, our CEO’s and other NEO’s realizable pay over the prior three fiscal years was in the 17th percentile when compared to our peer group while our corporate performance was in the 66th and 70th percentile, respectively. This is discussed further below under “Long-Term Incentive Compensation.”

Compensation Philosophy

Over the past three years, NuVasive has consistently grown its total revenue from $370 million in 2009 to $541 million in 2011, an increase of 46%. Over the same time period, we have increased our market share from approximately 5.3% in 2009 to 7.4% in 2011, an increase of 40%. This success has made our NEOs highly valuable to many of our competitors, which makes retention a key priority, in addition to ongoing motivation to deliver strong performance results and optimize stockholder returns. The Compensation Committee believes NEO compensation should be set at highly competitive levels to retain and attract a valuable team. By setting highly competitive pay levels, we are also able to attract the necessary talent able to match our current team and effectively manage the Company.

By setting above-market compensation levels, as summarized further below, the Compensation Committee also expects the NEOs to consistently attain above-market Company performance and create long-term value for our stockholders. To reinforce this expectation, the Compensation Committee designed the compensation packages to motivate our key executives and align pay with the Company’s overall business goals and stockholder interests. The Compensation Committee achieves this by making annual and long-term variable compensation opportunities a higher portion of our NEOs’ total direct compensation opportunity (i.e., base salary, target annual performance-based cash incentive and target long-term incentives) in relation to other NEOs in our talent market. The graph below is intended to illustrate our variable compensation for our CEO and other NEOs when compared to our peer group. As illustrated below, for 2011, 86% of our CEO’s compensation was variable and at-risk, while 80% of the compensation delivered to other NEOs is variable and at-risk.

Commitment to Pay-for-Performance. The Compensation Committee sets a significant portion of realizable total direct compensation in the form of (i) variable, performance-based annual incentives that are designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals; and (ii) variable, equity-based long-term incentives, the realizable value of which moves in step with NuVasive’s stockholder returns.

The graph below illustrates our CEO’s and remaining NEOs’ total direct compensation growth and the Company’s performance, based on market share growth, revenue growth and non-GAAP operating margin growth and the global spine market’s growth. Revenue and non-GAAP operating margin metrics are the ones we most analyze when determining the health and growth of the Company as well as for day-to-day planning. This chart covers a two-year period, from fiscal years 2009 to 2011.

(1)	Our CFO, Michael Lambert, is not included in this table as he joined NuVasive on November 9, 2009.

(2)	Data obtained from Barclays Capital Medical Supplies & Devices, January 5, 2012.

Key findings:

•    From 2009 — 2011 we accomplished double-digit growth: 46% in revenues and 22% in non-GAAP operating margin.

•    We accomplished such double-digit growth in revenues and non-GAAP operating margins despite a global spine market that grew by approximately 2% over the two-year period.

•    During these two years, both our CEO’s and NEO’s total direct compensation decreased by 3% reflecting alignment with total direct compensation and stockholder returns.

To further align pay with performance, the Compensation Committee took the following compensation actions during 2011 and 2012 to reward high performance through annual incentives and long-term incentives:

•    Performance-Based Cash Incentives — The Compensation Committee established Company-wide performance goals for the 2011 and 2012 annual cash bonus, which provided for cash payments upon attainment of target levels of revenue and non-GAAP operating margin percentage. We currently rely on the objective measurements of revenue and non-GAAP operating margin as we view revenue as our best indicator of sales activity and growth in the current period, and non-GAAP operating margin percentage as a measure of our overall financial performance. The Compensation Committee believes in setting the Company-wide performance goals at very aggressive targets to incentivize our NEOs to strive for results beyond expectations. For example, our 2011 Executive Performance Bonus Plan had a revenue target of $555 million while our Wall-Street guidance was revenue of $525 million to $535 million.

•    Long-Term Incentives — Upon analysis, the Compensation Committee determined that little realizable value existed from stock option grants to our NEOs over the past five years. Accordingly, little retention value existed for our NEOs from these historic stock option grants. In order to strengthen retention and re-establish the linkage to pay-for-performance, the Compensation Committee adopted the 2012 Long Term Incentive Plan which subjects 50% of our NEO’s 2012 annual equity grant to performance requirements which determine the ultimate size of the grant.

Executive Compensation Process

Role of the Compensation Committee — The Compensation Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation program for the NEOs. The Compensation Committee seeks advice from its consultant, Towers Watson, to assess executive pay elements to ensure they are reasonable, aligned with stockholder interests, meet our key priorities, and are competitive.

Role of Management — The CEO and other NEOs evaluate the performance of our various officers who directly or indirectly report to them. The CEO also evaluates the performance of the other NEOs and makes recommendations to the Compensation Committee with respect to salary adjustments, annual incentive payouts and annual equity awards. The Compensation Committee makes all compensation decisions and may exercise its discretion in making decisions that may or may not reflect the CEO’s recommendations.

Role of Consultant — Towers Watson reports directly to the Compensation Committee and provides advice on program design, performs data and information analyses, and keeps the Compensation Committee apprised of changing trends and regulatory requirements in the executive pay arena. Towers Watson’s independence is affirmed and maintained by adherence to its executive compensation consulting protocols, which include procedures designed to prevent conflicts of interest. Towers Watson also supports the Compensation Committee in the completion of benchmarking assessments as described in this Compensation Discussion and Analysis.

Setting Executive Compensation

Executive Pay Peer Group Referenced for 2011 (as established in 2010) — In the fall of 2009, the Compensation Committee retained the services of Fredrick W. Cook & Co. (“FW Cook”) to perform an overall assessment of our executive compensation program, including analyses of competitive base salaries, annual incentives and long-term incentives (i.e., total direct compensation). During this assessment, FW Cook assisted the Compensation Committee in developing and approving an executive pay peer group. This peer group was used to benchmark our NEO pay programs versus those of the peer group companies in preparation for 2011 compensation.

For reference in 2011, the Compensation Committee approved a peer group that consisted of 15 publicly traded, U.S.-based medical device and medical or life sciences companies. At the time of implementation, those peer companies were deemed to be similar to NuVasive in terms of growth profile, strategic position and financial performance (i.e., revenue, net income, market capitalization, gross margin), industry, research and development investment, and/or global presence. The peer companies for 2011 (as established in 2010) are listed below.

• Edwards Lifesciences	• Integra LifeSciences	• American Medical Systems

• The Cooper Companies	• Illumina	• Gen-Probe

• ResMed	• Orthofix	• Wright Medical

• ev3	• Immucor	• Thoratec

• ZOLL Medical	• Volcano Corporation	• Masimo

Newly Revised Executive Pay Peer Group Referenced for 2012 — In October 2011, the Compensation Committee retained the services of Towers Watson to perform an overall assessment of our executive total direct compensation and to provide feedback on the proposed 2012 compensation plan. As part of the assessment, Towers Watson reviewed the 2011 peer group by applying a screening process that focused on industry and size. Specifically, screening criteria was intended to yield a peer group of medical technology and device companies, with revenues and market capitalizations of approximately 0.5- to 2.0-times those of the Company. As a result of this review, the Compensation Committee adjusted the peer group to include more companies similar to us in industry and size. The peer companies for 2012 (as established in 2011) are listed below. Those marked with an * indicate a new peer for 2012.

• Edwards Lifesciences	• Masimo	• DJO Global*

• Integra LifeSciences	• Illumina	• Wright Medical

• Volcano Corporation	• Orthofix	• Thoratec

• Greatbatch, Inc.*	• Intuitive Surgical*

• ArthroCare Corporation*	• CONMED*

Additional Published Survey Sources — To supplement market data gathered from publicly disclosed filings of our peer group, the Compensation Committee also considers market information from published surveys listed below.

Publisher	Survey Name	Industry Covered
Towers Watson	Compensation Data Bank	General Industry

Radford	Global Technology Survey	High Technology / Medical Devices

Mercer	Executive Compensation Survey	General Industry

These surveys are relevant as they are industry-based surveys as our talent market extends beyond investor capital peers.

Benchmarking Executive Compensation

The Compensation Committee generally relies on competitive market pay-related data gathered from our executive pay peer group, supplemented with relevant published survey sources. The Compensation Committee also relies on other pay assessment analyses, such as:

•    Tally Sheets — Tally sheets summarize the total pay package provided to our NEOs and cover all elements of pay beyond cash and equity (i.e., benefits and perquisites). These tally sheets also provide historical context by comparing year-over-year pay adjustments and the internal equity relationship of pay packages.

•    Wealth Accumulation Assessment — A wealth accumulation assessment provides context to understand total compensation earned from past and present pay programs. It also provides a view of the cumulative realized/realizable pay and retention strength of outstanding equity awards. This allows the Compensation Committee to better understand the actual amounts being earned by NEOs and whether any potential retention issues may exist.

•    Pay-for-Performance Assessment — A pay-for-performance assessment evaluates the degree to which realizable pay is aligned with corporate performance. The assessment compares our NEOs’ realizable/actual pay and corporate performance versus those of peer group companies, over recent single- and multi-year performance periods. This assessment helps the Compensation Committee reinforce its pay-for-performance commitment by periodically testing our degree of pay-and-performance alignment.

In addition to considering findings of such rigorous analytics, the Compensation Committee makes pay decisions based on the following factors:

•	Our guiding philosophy for executive compensation

•	Overall Company performance

•	Each NEO’s individual performance and contribution to the Company’s performance

•	Each NEO’s individual role, responsibilities and demonstrated leadership

The Compensation Committee annually reviews benchmark compensation data provided by our compensation consultant. This data is derived from publicly-filed proxy statements of our peer group companies and published survey data. The Compensation Committee generally targets the 75th percentile of the Company’s peer group in establishing executive compensation for the upcoming fiscal year. The Compensation Committee believes this is an appropriate level in order to recruit and retain high performing executives who are expected to meet our aggressive Company performance goals. Our main competitors in the spine market are very aggressive in their compensation packages and in many cases, are much larger companies which have complimentary business segments in addition to the spine industry and whom are able to offer greater compensation packages.

The table below lists our pay elements for NEOs, the targeted market positioning for each element, and the purpose that each element serves in supporting our compensation philosophy.

Element of Pay	Targeted Market Positioning for Pay Opportunity	Purpose
Base Salary	75th percentile	• Compensate executive officers for services rendered during the fiscal year

Performance-Based Cash Bonus	75th percentile	• Reward NEOs for achievement of shorter-term (annual) Company and individual performance goals • Reinforce NuVasive’s “pay-for-performance” principles

Long-Term Incentives	75th percentile	• Align the long-term interests of NEOs with those of NuVasive’s stockholders • Provide retention benefits and motivate strong long-term performance

Perquisites and Benefits	50th percentile	• Support the Company’s recruitment and retention objectives by putting the Company in line with — but not above — industry standards

Based on Towers Watson’s analysis of our 2011 compensation, the compensation of our NEOs, as compared to our peers, fell within the following percentiles:

Name, Position	Base Salary (Percentile)	Target Total Cash (Salary + Target Bonus) (Percentile)	Equity Compensation (Based on Grant Date Fair Market Value)(Percentile)
Alexis V. Lukianov, Chairman and Chief Executive Officer	≥75th	≥75th	=75th
Keith C. Valentine, President and Chief Operating Officer	=75th	=75th	≥75th
Patrick Miles, President, Global Products and Services	=75th	=75th	≥75th
Jeffrey P. Rydin, President, Global Sales	≥75th	≥75th	≥75th
Michael J. Lambert, Executive Vice President and Chief Financial Officer	=75th	≥75th	≥75th

In designing our 2012 compensation plan, the Compensation Committee reviewed the 2011 benchmarking data and adjusted our NEO’s equity awards in creating the 2012 Long Term Incentive Plan which subjects 50% of our NEO’s 2012 annual equity grant to performance requirements which determine the ultimate size of the grant. This adjustment placed our NEO’s total direct compensation for 2012 at approximately the 75th percentile among our peer group.

Elements of Our Executive Compensation Program

The key components of compensation for the NEOs consist principally of base salary, performance-based cash bonuses and long-term compensation in the form of equity awards. Our policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing annual cash incentives to reward annual performance against our specific goals and providing long-term compensation to maximize the creation of long-term value for our stockholders. The Compensation Committee reviews each element of the compensation program, as described in more detail below, makes annual decisions with respect to each element of compensation and then reviews the total compensation resulting from those decisions to determine whether the Compensation Committee believes the resulting total compensation package is consistent with the Compensation Committee’s compensation policies, weighted toward performance-based compensation and competitiveness.

In addition to these elements of our compensation program, our NEOs are eligible for other benefits and perquisites, as discussed below under “Perquisites And Other Benefits.” Our NEOs are also eligible to participate in shareowner benefit programs generally offered to our other shareowners. Our Compensation Committee believes that, by allocating compensation among these elements, our overall executive compensation program appropriately balances risk and the desire to focus our NEOs on specific short-term and long-term goals and objectives important to our overall success.

Base Salary

Base salary levels for our NEOs recognize the experience, skills, knowledge and responsibilities required of each officer. Each year, base salary is evaluated against an internal assessment of the NEO’s performance, both individually and relative to other officers. For our newly hired officers, the Compensation Committee considers competitive factors in the spine industry, the compensation of the individual at his or her prior employer, and other competitive hiring factors.

The Compensation Committee reviews each officer’s salary once a year and may adjust each officer’s salary to reflect promotions or changes in level of responsibility, performance-based factors, as well as competitive conditions. The Compensation Committee does not apply specific formulas to determine increases or decreases. Generally, officer salaries are adjusted effective January 1 of each year.

In establishing the 2011 base salaries, the Compensation Committee increased the base salaries of our NEOs for the first time since the beginning of 2009, except in coordination with promotions. Our CEO received a 12.5% increase in base salary and each other NEO received an approximately 5% increase in base salary to reflect a cost of living adjustment and the increased size of the Company as measured by our revenue growth from 2008 ($250.1 million in revenue) to 2010 ($478.2 million in revenue), a growth of 91% over the two-year period.

For 2012, the Compensation Committee increased the base salaries for all our NEOs, except for our CEO who received no increase in order to keep him at the 75th percentile of our peer group. Our CFO, Mr. Lambert received a 2% increase to reflect an inflationary and cost-of-living adjustment. Our President & COO, Mr. Valentine received a 5% increase to reflect his increase in comprehensive operational accountability by bringing global information technologies under his leadership. Our President, Global Sales, Jeff Rydin received a 10% increase to reflect his promotion to President and head of our worldwide sales. Finally, Pat Miles also received a 10% increase to reflect his promotion to President, Global Products and Services, where Mr. Miles will focus on developing our product lines and developing our service business of intra-operative monitoring as well as reimbursement, clinical resources and surgeon training. These salary increases were effective as of January 1, 2012.

Performance-Based Cash Compensation

Our cash incentive plan is intended to provide a direct financial incentive in the form of a cash bonus based on the achievement of specifically defined performance measures including both Company-specific measures and individual performance measures. The overall bonus pool is funded by the Company meeting our non-GAAP EPS goals, with adjustments to the bonus pool based on the objective measurements of revenue as revenue is our best indicator of sales activity and growth in the current period, and non-GAAP operating margin percentage as a measure of our overall financial performance in the current period. These corporate performance goals are calculated consistent with the way we report revenue and non-GAAP operating margin percentage to the public in our earnings releases.

2011 Executive Performance Bonus Plan

In March 2011, the Compensation Committee approved the terms of the 2011 Executive Performance Bonus Plan (the “2011 Bonus Plan”), applicable to our NEOs. Cash awards granted under the 2011 Bonus Plan were granted under our 2004 Equity Incentive Plan, as amended (the “2004 Plan”). Under our 2011 Bonus Plan, our NEOs were eligible to receive a target bonus amount as a percentage of their respective base salaries (the “Target Bonus Amount”).

Under the terms of the 2011 Bonus Plan, a pool of bonus dollars was to be funded, provided the Company achieved its non-GAAP EPS (excluding amortization of intangibles, stock-based compensation, litigation expenses and acquisition related charges) target (the “2011 EPS Target”). This goal was set in order for the Compensation Committee to ensure that the Company met its basic goal of maintaining profitability prior to the bonus pool being eligible for funding. Upon achieving our 2011 EPS Target, the bonus pool was funded at the maximum bonus for each NEO of 225% of their respective Target Bonus (the “Maximum Bonus Amount”). The Compensation Committee only has the ability to exercise negative discretion in reducing the Maximum Bonus Amount for each NEO based upon achievement of both Company and individual performance goals.

The Target Bonus Amounts and the related maximum bonus for 2011 are set forth below:

Name, Position	2011 Target Bonus Percentage	2011 Target Bonus Amount	2011 Maximum Bonus Amount(1)
Alexis V. Lukianov, Chairman and Chief Executive Officer	100%	$900,000	$2,025,000
Keith C. Valentine, President and Chief Operating Officer	90%	$472,500	$1,063,125
Patrick Miles, President, Global Products and Services	80%	$378,000	$850,500
Jeffrey P. Rydin, President, Global Sales	80%	$336,000	$756,000
Michael J. Lambert, Executive Vice President and Chief Financial Officer	70%	$331,100	$744,975

(1)	2011 Maximum Bonus Amount equals 225% of each individual’s Target Bonus Amount.

The 2011 Bonus Plan operated as follows:

•    Step One “Funding” — The Company exceeded the 2011 EPS Target by achieving a non-GAAP EPS of $1.07 which resulted in bonus pool funding at the maximum level of 225% of each NEO’s respective Target Bonus Amount.

•    Step Two “Measurement” — Based on 2011 Company revenue and non-GAAP operating margin percentage performance results, as summarized below, the weighted payout with respect to Company performance was 60% of NEOs’ Target Bonus Amount.

		Target Goal	Performance Goals(1)				Performance Payout(1)			Weighted Payout
Metric	Weighting		Threshold	Maximum	Actual Result	Actual %	Threshold	Maximum	Actual
Revenue	60%	$555M	90.0%	106.1%	$540.5M	97.4%	10%	167%	77%	60%
Non-GAAP Operating Margin Percentage	40%	17.5%	85.2%	105.5%	15.5%	85.4%	33%	125%	34%

(1)	Achievements between threshold and maximum are based on a linear interpolation.

•    Step Three “Adjustments” — After Company-performance-based award levels have been determined, the Compensation Committee then applied an individual performance modifier, which could range from -100% to +50%, based on the Compensation Committee’s evaluation of individual performance goals that were also established near the beginning of the fiscal year. This adjustment could not, however, result in a higher bonus than the Maximum Bonus Amount that was earned through achievement of the overall 2011 EPS Target. As a result, any adjustments still results in negative discretion from the Compensation Committee.

The Compensation Committee evaluated the performance of Mr. Lukianov, our CEO, and concluded that he performed at a high level through the following achievements:

Alexis V. Lukianov, Chairman and Chief Executive Officer:    (i) led the Company to record profitability and 13% year over year revenue growth in a relatively flat global spine market, while maintaining a culture of achieving superior performance through customer service and innovation; (ii) led the Company through the successful internal restructuring of executive responsibilities to better position the organization for future development and scalability; (iii) led the Company in the successful execution of its market share taking strategy by increasing our market share of the world wide spine market every year since our initial public offering; (iv) led the Company into the market of intra-operative monitoring through its acquisition of Impulse Monitoring, Inc. in October 2011; and (v) leadership in the industry, including working on Food & Drug Administration reform, and interactions with payers and patient advocacy.

Our CEO prepared and presented to the Compensation Committee performance assessments for each of the NEOs other than himself. The Compensation Committee agreed with the performance assessments of the CEO regarding each of the other NEOs, which included the following conclusions regarding performance:

Keith C. Valentine, President and Chief Operating Officer:    Mr. Valentine, through his leadership and operational vision: (i) grew international sales revenue by 62% in 2011, while increasing international headcount by 50%; (ii) drove the Company’s regulatory and operational efforts to launch several new products, persist with appeals related to regulatory clearance delays, and successfully passed numerous audits; and (iii) implemented strategies that led to savings in excess of budget on Cost of Goods Sold, while remaining heavily engaged in direct customer contact, developing executive talent and further advancing the Company’s corporate culture.

Patrick Miles, President, Global Products and Services:    Mr. Miles, through his responsibilities in 2011 over the Company’s entire marketing and development efforts and overall operations in North and South America: (i) drove high accountability within the development organization to continue creating innovative, game changing procedures and products; (ii) oversaw industry leading growth in the Americas, including driving market expansion in Central and South America; (iii) led efforts to combat payer pushback and reimbursement issues, achieving several key reversals by insurance providers; (iv) remained extremely active as one of the primary interfaces with both potential and existing customers; and (v) oversaw the significant expansion in the Company’s patient ambassador and advocacy programs.

Jeffrey P. Rydin, President, Global Sales:    Mr. Rydin, through his strong leadership in 2011 over the Company’s sales efforts for all of the Americas: (i) grew sales revenue in Central and South America by 63%; (ii) delivered record performance in the fourth quarter of 2011, exiting the year at a $600 million revenue run rate; (iii) professionalized the field sales force by focusing on competitive selling and asset management; (iv) drove high sales force and surgeon participation in training programs; (v) negotiated critical new agreements with exclusive distributor force; and (vi) maintained a stable sales force, with turnover well below industry averages.

Michael J. Lambert, Executive Vice President and Chief Financial Officer:    Mr. Lambert, through overseeing financial and investor relations matters of the Company: (i) drove significant efforts to create and implement detailed metrics to improve productivity within IT and other departments; (ii) provided critical analytical support for the Company’s neuromonitoring acquisitions; (iii) completed complex convertible debt deal and partial repurchase, at desirable terms to the Company; (iv) acquired key IT leadership, including the Company’s first Chief Information Officer; and (v) as the newest NEO, continued to learn and promote the Company’s corporate culture.

After full evaluation of the individual performance component of each NEO, the Compensation Committee determined that each NEO performed at a high level in 2011 when compared against his individual performance goals and as a result, a portion of the bonus available for each officer with respect to achievement of the individual performance goals should be awarded. However, while our performance versus our spine market peers was excellent, the dollars available for our bonuses was less than the full amount and the Compensation Committee awarded an actual bonus payout to each NEO that was less than his full potential bonus amount.

The breakdown of the actual bonus amounts paid to our NEOs compared to their potential bonus based upon the achievement of the Company-performance and individual-performance goals are set forth in the table below.

Name, Position	2011 Maximum Potential Bonus*	2011 Actual Bonus
Alexis V. Lukianov, Chairman and Chief Executive Officer	$810,000	$650,000
Keith C. Valentine, President and Chief Operating Officer	$425,250	$350,000
Patrick Miles, President, Global Products and Services	$340,200	$300,000
Jeffrey P. Rydin, President, Global Sales	$302,400	$275,000
Michael J. Lambert, Executive Vice President and Chief Financial Officer	$297,990	$250,000

*	Maximum Potential Bonus for each NEO = (Target Bonus Amount x Weighted Corporate Performance Payout of 60%) x (Individual Performance Modifier of 1.5)

2012 Executive Performance Bonus Plan

For 2012, our NEOs will be eligible to receive a cash bonus under our Executive Performance Bonus Program (the “2012 Bonus Plan”). Equity awards granted under the Bonus Plan will be granted under the 2004 Plan.

The 2012 Bonus Plan will operate as follows:

•    Step One “Funding” — A pool of bonus dollars will be funded, provided we achieve our non-GAAP EPS (excluding amortization of intangibles, stock-based compensation, litigation expenses and acquisition related charges) target (the “2012 EPS Target”). Upon achieving our 2012 EPS Target, the bonus pool will be funded at the maximum bonus for each NEO of 225% of their respective 2012 Target Bonus (the “2012 Maximum Bonus Amount”). The Compensation Committee only has the ability to exercise negative discretion in reducing the 2012 Maximum Bonus Amount for each NEO based upon achievement of both Company and individual performance goals.

•    Step Two “Measurement” — Once the 2012 EPS Target has been met, Company performance is then measured based on pre-determined goals for revenue and non-GAAP operating margin percentage. The goals are set to be consistent with the 2012 operating budget, as approved by the Board of Directors in January 2012. Under the terms of the 2012 Bonus Plan, our CEO is eligible for a target bonus amount equal to 100% of his base salary paid during 2012, our Presidents are eligible for target bonus amounts equal to 90% of their respective base salaries paid during 2012, and our remaining NEOs are eligible for target bonus amounts equal to 70% of their respective base salaries paid during 2012 (collectively, the “2012 Target Bonus”).

Metric	Weighting	2012 Performance Range as % of Target Goal		2012 Bonus Opportunity Range as % of Target Bonus
		Threshold	Maximum	Threshold	Maximum
Revenue	60%	90.0%	106.0%	10%	166%
Non-GAAP Operating Margin Percentage	40%	84.8%	105.5%	32%	125%

At 100% achievement of revenue goal, 60% of the 2012 Target Bonus is awarded. The revenue portion of the 2012 Target Bonus increases by 11% for every 1% above the revenue goal and falls by 9% for every 1% below the revenue goal. At 100% achievement of the non-GAAP operating margin percentage goal, 40% of the 2012 Target Bonus is awarded. The non-GAAP operating margin portion of the 2012 Target Bonus increases or decreases by 4.5% for every 1% above and below the goal. The bonus awards are prorated for goal achievement between 90% – 106% for the revenue goal and between 84.8% – 105.5% for the non-GAAP operating margin percentage goal on a linear interpolation.

•    Step Three “Adjustments” — After Company-performance-based award levels have been determined, the Compensation Committee can then apply an individual performance modifier, which can range from -100% to +50%, based on the Compensation Committee’s evaluation of individual performance goals that were also established near the beginning of the fiscal year. This potential individual adjustment provides the Compensation

Committee with a tool for differentiating performance between the NEOs and for considering the quality of financial performance. This adjustment cannot, however, result in a higher bonus then the 225% of the 2012 Target Bonus that is earned through achievement of the overall 2012 EPS Target. As a result, any adjustments still results in negative discretion from the Compensation Committee.

Long-Term Incentive Compensation

The Compensation Committee believes that by providing persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more closely aligned. The long-term incentive equity awards enable our NEOs and other shareowners to participate in the long-term appreciation of our stockholder value, while personally feeling the impact of any business setbacks, whether NuVasive-specific or industry-based. Furthermore, the award assists with retention of the executive officer to the extent the award is subject to vesting related to an individual’s continued employment.

In determining each NEO’s grant of long-term incentive equity awards, the Compensation Committee considers a combination of Company performance, individual performance, an analysis of competitive pay practices and an evaluation of the sufficiency of the unvested equity awards held by NEOs. It is the Compensation Committee’s policy to provide significant levels of equity compensation to the Company’s NEOs as the Compensation Committee feels it is crucial to the Company’s long-term growth prospects to retain the Company’s current executive management team. The Company has granted RSUs to its shareowners since the beginning of 2009. The predominant form of equity compensation for our NEOs has historically been stock options; however, the Compensation Committee introduced RSUs as a component of the equity compensation package for executives in 2010. In 2011, the Compensation Committee granted both options and RSUs to our NEOs and in 2012, the Compensation Committee moved to equity awards exclusively in the form of RSUs and PRSUs in order to reduce the dilutive effect of stock options, respond to competitive market conditions, and enhance NEO retention. Our RSUs usually have vesting periods of four years and our stock options usually have vesting periods of four years as well.

In 2011, the Compensation Committee considered the following factors in determining the size of grants for each NEO: historical grant size, the Compensation Committee’s desire to maintain the motivating impact of the historical grant size, appropriate difference between executives, continued strong performance, and continued motivator for growth. The size of grants were reviewed relative to each other, and were also reviewed as converted to dollar value of the deemed value amounts. The Compensation Committee felt that the valuations were appropriate in both an absolute sense and relative to the other grants. The annual equity grants for the NEOs is provided under the heading “Grant of Plan-Based Awards.

In addition, in December 2011, Towers Watson conducted a review of our historic equity grants and determined that over the three- and five-year periods ending December 31, 2010, our NEO’s realizable pay and corporate performance rankings versus our peer group were generally misaligned due to a significant portion of our NEO’s stock option grants being under water which resulted in low realizable pay with respect to performance against our peers.

Position	Three-Year(1)		Five-Year(1)
	NuVasive Performance Ranking(2) (Percentile)	Realizable Pay Ranking (Percentile)	NuVasive Performance Ranking(2) (Percentile)	Realizable Pay Ranking (Percentile)
Chief Executive Officer	66th	17th	71th	33th
Remaining NEOs (3)	70th	17th	—	—

(1)	The peer groups used for our CEO and NEOs differ slightly as many peer group members do not have comparable NEO positions within their respective company.

(2)

NuVasive Performance Ranking is measured on the basis of sales growth, free cash flow growth, EPS growth, EBITDA growth and total stockholder return over each performance period, with each metric being weighted equally.

(3)	Data was not available among our peer group to perform a five-year assessment for our remaining NEOs.

Towers Watson noted that there was little realizable pay value from stock option grants over the past five years. Towers Watson also observed that there was little retention value for our NEOs from the stock option grants made in the past five years (which were underwater and have exercise prices ranging from $23.24 to $44.66). To address the needs for better pay and performance alignment and to strengthen retention, the Compensation Committee considered several alternative long-term incentive plan designs for 2012, ultimately creating the 2012 Long Term Incentive Plan.

2012 Long Term Incentive Plan

To better align equity awards with stockholder interests, the Compensation Committee adopted the 2012 Long Term Incentive Plan, under which the Compensation Committee:

•    Decided to eliminate stock options and replace them with the newly introduced PRSUs. This change in award delivery not only mitigates the dilutive effect of stock options but, importantly, further aligns the realizable value of equity-based awards with both pre-determined Company goals and stockholder returns.

•    Granted awards to NEOs in the form of 50% time-vested RSUs and 50% PRSUs. The equity grant was determined as a dollar amount in order to bring our NEOs to the 75th percentile in terms of equity compensation. The dollar amount was converted to a number of RSUs and PRSUs based upon the closing stock price on the date of grant.

Target PRSU and RSU grants for NEOs were established as follows:

Name, Position	2012 RSU Grant		2012 PRSU Grant
	Total Number of Shares(1)	$ Value	Target Number of Shares(1)	$ Value
Alexis V. Lukianov, Chairman and Chief Executive Officer	130,701	$2,040,250	130,701	$2,040,250
Keith C. Valentine, President and Chief Operating Officer	40,474	$631,800	40,474	$631,800
Patrick Miles, President, Global Products and Services	36,063	$562,950	36,063	$562,950
Jeffrey P. Rydin, President, Global Sales	27,530	$429,750	27,530	$429,750
Michael J. Lambert, Executive Vice President and Chief Financial Officer	31,355	$489,450	31,355	$489,450

(1)	The number for RSUs and PRSUs was determined by dividing the dollar value by the closing stock price on the date of grant, February 13, 2012, of $15.61 per share.

The performance metrics for the vesting of the PRSUs are measured for the fiscal year ending December 31, 2012. Achievement of the Company’s objectives relating to market share growth and additional revenue growth metrics will determine the actual number of PRSUs to be awarded. However, none of the PRSUs will be awarded unless the Company achieves certain profitability targets as determined by non-GAAP EPS performance. When all of these factors are considered, the total number of PRSUs to be awarded will range from 0% of the target amount to 250% of the target amount.

The number of PRSUs earned by each NEO will be settled in February 2013, upon determination of the Company’s performance against the 2012 PRSU performance goals. Once the number of PRSUs is settled, one-third of such PRSUs will vest on March 1, 2013, and the remaining two-thirds will vest equally on March 1,

2014 and March 1, 2015, subject to the NEO’s continuous employment through each of the vesting dates. If at least 50% of the Growth Objective or 88.5% of the non-GAAP EPS Target is not satisfied, then the PRSUs for 2012 will terminate without any vesting.

Regarding the time-vested RSUs awarded to NEOs, vesting will occur in three equal installments on February 1 of 2013, 2014 and 2015, subject to the NEO’s continuous employment through each of the vesting dates.

Perquisites and Other Benefits

The Compensation Committee does not favor providing NEOs with perquisites or other benefits not available to our salaried shareowners. We do not provide any tax gross-ups. Our NEOs currently participate in our benefit plans on the same terms as other salaried shareowners, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an MD VIP healthcare program) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant recurring perquisites to the executives that are not available to our salaried shareowners.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. officers or shareowners. Our NEOs are eligible to participate in our 401(k) contributory defined contribution plan. We do not contribute a matching contribution to the participant’s compensation that has been contributed to the plan. We do not provide any nonqualified defined contribution or other deferred compensation plans to our NEOs.

Historically, our NEOs have participated in our Employee Stock Purchase Plan, which participation is available to all of our shareowners, pursuant through which they purchase shares of our common stock at a discount to market prices (but within Internal Revenue Code Section 423 limits). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company; (ii) personal aspects of business travel (other than incidental meals and other expenses) are paid by the executive; and (iii) spouse travel is paid for by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2011, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Severance/Termination Protection

In connection with certain corporate transactions or a change in control of the Company, our equity awards are subject to accelerated vesting under certain circumstances. We have also entered into an employment agreement with our CEO and severance plans with our other NEOs that provide for severance compensation to be paid if the executives are terminated under certain conditions without cause as defined in the arrangements.

Information regarding applicable payments under the employment agreement or our severance plan, as applicable, for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control” below.

Tax and Accounting Considerations/Deductibility of Executive Compensation

To the extent possible, we attempt to provide compensation that is structured to maximize favorable accounting, tax and similar benefits for the Company. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to any one NEO. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met.

The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. A portion of our annual cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals of the Company which permits the Company to deduct such amounts pursuant to Section 162(m). In addition, our equity incentive plans contain limits on the number of equity awards that are intended to qualify as performance-based compensation under Section 162(m) which may be granted to any one individual in any year for purposes of Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company’s stockholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company’s stockholders.

Summary Compensation Table

The following table shows for the annual periods ended December 31, 2011, 2010 and 2009, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Alexis V. Lukianov	2011	900,000	887,324	3,708,646	650,000	2,400	6,148,370
Chairman and Chief	2010	800,000	—	4,746,223	650,000	2,400	6,198,623
Executive Officer(2)	2009	800,000	—	4,647,034	900,000	2,400	6,349,434

Keith C. Valentine	2011	525,000	445,399	1,859,741	350,000	2,400	3,182,540
President and Chief	2010	500,000	—	2,369,482	350,000	2,400	3,221,882
Operating Officer(2)	2009	500,000	—	2,794,209	550,000	2,400	3,846,609

Patrick Miles	2011	473,000	277,274	1,475,811	300,000	2,400	2,528,485
President, Global	2010	450,000	—	1,672,640	300,000	2,400	2,425,040
Products and Services(2)	2009	375,000	—	2,117,074	425,000	2,400	2,919,474

Jeffrey P. Rydin	2011	420,000	443,649	617,999	275,000	2,400	1,759,048
President, Global	2010	400,000	—	1,013,446	275,000	2,400	1,690,846
Sales(2)(3)	2009	350,000	—	1,397,102	425,000	59,666	2,231,768

Michael J. Lambert	2011	473,000	1,331,000	—	250,000	83,653	2,137,653
Executive Vice President and	2010	450,000	1,640,000	—	250,000	2,400	2,342,400
Chief Financial Officer(2)(4)	2009	59,712	—	382,494	125,000	23,986	591,192

(1)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The Company estimates the fair value of stock options using a Black-Scholes option-pricing model on the date of grant. The fair value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.

(2)	All Other Compensation in 2009, 2010 and 2011 includes NuVasive-paid premiums of $900 for group-term life insurance and $1,500 for payment of executive health physical exams.

(3)

All Other Compensation for Mr. Rydin in 2009 also includes a relocation reimbursement of $52,452, including a tax gross-up of $16,452, certain health benefits, reimbursement for spouse travel to corporate events, life insurance premiums and club memberships totaling $57,266. No tax gross-up payments have been made since 2009.

(4)

All Other Compensation for Mr. Lambert includes a relocation payment of $80,853 and $400 for an airline club membership. All Other Compensation for Mr. Lambert in 2009 includes a relocation allowance, certain health benefits and life insurance premiums. Mr. Lambert joined NuVasive on November 9, 2009.

Grant of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to our NEOs during the fiscal year ended December 31, 2011.

		Estimated Future Payments Under Non-Equity Incentive Plan Awards($)(1)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
	Grant
Name	Date	Threshold(2)	Target(3)	Maximum(4)	Units (#)	Options (#)	($/sh)	Awards(5)($)
Alexis V. Lukianov	N/A	54,000	900,000	2,025,000
	1/3/2011				33,333	300,000	26.62	4,595,971
Keith C. Valentine	N/A	28,350	472,500	1,063,125
	1/3/2011				14,583	131,250	26.62	2,010,175
	1/28/2011				2,083	18,751	27.46	294,965
Patrick Miles	N/A	22,680	378,000	850,500
	1/3/2011				10,416	93,750	26.62	1,436,080
	1/28/2011					25,000	27.46	317,006
Jeffrey P. Rydin	N/A	20,160	336,000	756,000
	1/3/2011				16,666	50,000	26.62	1,061,648
Michael J. Lambert	N/A	19,866	331,100	744,975
	1/3/2011				50,000			1,331,000

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus plans as described in “Performance-Based Cash Compensation” above. The amounts actually paid to our NEOs for 2011 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

(2)

The Threshold payment is based upon 90% achievement of the revenue goal and <85.2% achievement of the non-GAAP operating margin percentage goal. Under this scenario, our NEOs would earn 6% of their respective Target payment. This Threshold amount would still be subject to a modifier of between -100% to +50% dependent upon the Compensation Committee’s subjective evaluation of each individual NEOs nonfinancial performance objectives. Company or individual performance below the Threshold amount would result in $0 bonus being earned.

(3)	The Target payment is set as a percentage of the NEO’s salary as discussed under the heading “Performance-Based Cash Compensation” above.

(4)

The Maximum payment is based upon our 106.1% or greater achievement of the revenue goal and 105.5% of the non-GAAP operating margin percentage goal in addition to a 50% increase based upon individual achievement of nonfinancial goals, upon which our NEO would earn 225% of their respective Target payment.

(5)

The amounts represent the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2011.

	Option Awards(1)(4)				Stock Awards(4)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)($)

Alexis V. Lukianov	12,217	—	9.50	10/20/2014	33,333	419,662
	250,000	—	18.31	1/3/2016
	300,000	—	23.24	1/16/2017
	391,667	8,333	38.94	1/4/2018
	291,667	108,333	34.82	1/2/2019
	167,708	182,292	32.80	1/4/2020
	—	300,000	26.62	1/3/2021
Keith C. Valentine	1,334	—	9.50	10/20/2014	16,666	209,825
	100,000	—	18.31	1/3/2016
	150,000	—	23.24	1/16/2017
	195,833	4,167	38.94	1/4/2018
	145,833	54,167	34.82	1/2/2019
	83,854	91,146	32.80	1/4/2020
	—	131,250	26.62	1/3/2021
	—	18,751	27.46	1/28/2021
Patrick Miles	15,552	—	18.31	1/3/2016	10,416	131,137
	62,876	—	23.24	1/16/2017
	146,875	3,125	38.94	1/4/2018
	109,375	40,625	34.82	1/2/2019
	59,896	65,104	32.80	1/4/2020
	—	93,750	26.62	1/3/2021
	—	25,000	27.46	1/28/2021
Jeffrey P. Rydin	57,931	—	23.24	1/16/2017	16,666	209,825
	97,917	2,083	38.94	1/4/2018
	72,917	27,083	34.82	1/2/2019
	35,938	39,062	32.80	1/4/2020
	—	50,000	26.62	1/3/2021
Michael J. Lambert	10,417	9,583	38.01	11/9/2019	87,500	1,101,625

(1)	All option awards vest 25% on the one-year anniversary of the grant date, with the remaining shares vesting in 36 equal monthly installments thereafter. All option grants have a term of ten years.

(2)	All RSU awards vest 25% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the four-year anniversary of first day of the month of grant.

(3)

Amounts listed represent the aggregate market value of the unvested restricted stock units awards held by the NEOs as of December 31, 2011 based on the closing price of a share of NuVasive common stock of $12.59 on December 31, 2011.

(4)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control” below.

Option Exercises

The following table sets forth information regarding options exercised by our NEOs during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alexis V. Lukianov	—	—	—	—
Keith C. Valentine	—	—	—	—
Patrick Miles	—	—	—	—
Jeffrey P. Rydin	—	—	—	—
Michael J. Lambert	—	—	12,500	332,750

(1)	The value realized for stock awards are the reported gain upon delivery of the common stock as a result of the vesting of RSUs.

Pension Benefits

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. officers or shareowners. Our NEOs are eligible to participate in our 401(k) contributory defined contribution plan. We do not contribute a matching contribution to the participant’s compensation that has been contributed to the plan.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our NEOs.

Potential Payments Upon Termination or Change of Control

Potential Severance Payments Under Employment Arrangements

On January 3, 2011, we entered into an executive employment agreement (the “Agreement”) with our CEO, Alexis V. Lukianov. If Mr. Lukianov is terminated without cause, terminated by reason of death or disability or voluntary terminates his employment for good reason (each as defined in Agreement, collectively, “Severance Events”), he would receive a cash severance payment equal to two times both his base salary and target bonus. In such event, Mr. Lukianov would also be entitled to a pro-rated cash bonus for the year of termination based on actual performance results versus the bonus plan goals (and based on the actual bonus funding under the bonus formula then in effect). The Agreement also provides for (i) twenty four (24) months of accelerated vesting of equity awards in the case of a Severance Event and (ii) the continuation of group healthcare benefits for a period of twenty-four (24) months after a Severance Event. Under no circumstances will Mr. Lukianov receive tax gross-up for any severance payments under this Agreement.

The amounts shown assume that such termination of Mr. Lukianov was effective as of December 31, 2011, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the CEO upon his termination. The actual amounts to be paid out can only be determined at the time of Mr. Lukianov’s separation from the Company.

Name	Salary Payment(1)	Target Bonus Payment(2)	Pro-Rated Bonus(3)	Value of Equity Acceleration(4)	COBRA	Total
Alexis V. Lukianov	$1,800,000	$1,800,000	$650,000	$419,662	$28,989	$4,698,651

(1)	Represents twenty four (24) months of Mr. Lukianov’s base salary of $900,000 as of December 31, 2011.

(2)	Represents two times (2x) Mr. Lukianov’s target bonus for 2011 under our 2011 Executive Performance Bonus Plan.

(3)	Represents the pro-rated bonus of Mr. Lukianov pursuant to our 2011 Executive Performance Bonus Plan, earned as of December 31, 2011.

(4)

Represents the fair market value of those RSUs with accelerated vesting on December 31, 2011, calculated based on a closing price of $12.59 of NuVasive common stock on December 31, 2011. The unvested options subject to vesting acceleration held by Mr. Lukianov all have an exercise price that exceeded the closing price as of December 31, 2011.

Our remaining NEOs are each employed “at will.” Under severance arrangements approved by the Compensation Committee, if we terminate a NEO’s employment other than for cause or the NEO resigns for good reason, the terminated NEO is entitled to receive, as severance, 150% of his base salary plus his most recently paid performance bonus paid in one lump sum, less standard deductions and withholdings. The amount of compensation payable to each NEO upon involuntary not-for-cause termination is shown below. The amounts shown assume that such termination was effective as of December 31, 2011, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Name	Base Salary	Performance Bonus(1)	Multiplier	Total
Keith C. Valentine	$525,000	$350,000	150%	$1,312,500
Patrick Miles	$473,000	$300,000	150%	$1,159,500
Jeffrey P. Rydin	$420,000	$275,000	150%	$1,042,500
Michael J. Lambert	$473,000	$250,000	150%	$1,084,500

(1)	Reflects the bonus paid in 2011 pursuant to our 2010 Executive Performance Bonus Plan.

Potential Severance Payments Related to a Change in Control

The amount of compensation payable to each NEO following a change of control and subsequent termination is shown below. Upon a change in control of the Company, our NEOs (other than our CEO and consistent with all other shareowners) receive accelerated vesting upon 50% of their unvested equity upon the change in control. The remaining 50% vests monthly over the following twelve (12) months. Upon termination after a change in control, the remaining 50% vests immediately. Upon termination after a change of control, our CEO receives twenty four (24) months of accelerated vesting of equity awards.

Our terminated NEOs (other than our CEO) are also entitled to receive, as severance, 150% of their base salary plus their most recently paid performance bonus. Our CEO is entitled to receive a severance payment equal to two times both his base salary and target bonus as well as a pro-rated cash target bonus for the for the period of time worked and the continuation of group healthcare benefits for a period of twenty-four (24) months.

Our terminated NEOs would receive the amounts set forth in the table below. The amounts shown assume that such termination was effective as of December 31, 2011, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from NuVasive.

Name	Cash Payment		Value of Equity Acceleration(2)	Total
Alexis V. Lukianov	$4,278,989	(1)	$419,662	$4,698,651
Keith C. Valentine	$1,312,500		$209,825	$1,522,325
Patrick Miles	$1,159,500		$131,137	$1,290,637
Jeffrey P. Rydin	$1,042,500		$209,825	$1,252,325
Michael J. Lambert	$1,084,500		$1,101,625	$2,186,125

(1)	Represents the total cash payments for Mr. Lukianov as described under the heading “Potential Severance Payments Under Employment Arrangements” above.

(2)

Represents the fair market value of those shares subject to RSUs with accelerated vesting on December 31, 2011, calculated based on a closing price of $12.59 of NuVasive common stock on December 31, 2011. The unvested options subject to acceleration all have an exercise price that exceeded the closing price as of December 31, 2011.

Director Compensation

Non-employee directors receive fees from the Company for their services as members of the Board and any committee of the Board. We pay our non-employee directors cash retainers and make equity award grants for their service on the Board. All directors with at least one year of tenure own shares of our common stock. No director compensation is paid to any director who is also an employee of the Company. The following table sets forth the non-employee director compensation schedule for the first half of 2011:

Position	Retainer
Board	$25,000
Audit Committee	$25,000
Chairperson of Audit Committee*	$15,000
Nominating and Governance Committee	$5,000
Chairperson of Nominating and Governance Committee*	$3,000
Compensation Committee	$7,500
Chairperson of the Compensation Committee*	$5,000

*	Committee Chair retainers are in addition to the member retainer

Prior to May 2011, the 2004 Plan provided for an automatic grant of an option to purchase 24,000 shares of the Company’s common stock (the “Initial Option”) to each non-employee director who first became a non-employee director. The 2004 Plan also provided for an automatic annual grant of an option to purchase 6,000 shares of our common stock (the “Annual Option”) in connection with each annual meeting of stockholders. However, a non-employee director granted an Initial Option on, or within a period of six months prior to, the date of the annual meeting of stockholders would not be granted an Annual Option with respect to that annual stockholders’ meeting. As our Company has grown, and the commitment required of each director has grown along with it, we have occasionally granted additional stock options to our directors. For example, in 2009 and in 2007 we granted Dr. Treharne and Ms. More, respectively, options to purchase 18,000 shares of our common stock in addition to receiving the Initial Option. Also, in 2006, we granted options to purchase 8,000 shares of our common stock to each of our non-employee directors, which options vest at the rate of 2,000 shares per year, and an additional grant to certain of our directors who had longer tenures with the Company at the time.

Each Initial Option and Annual Option had an exercise price equal to the fair market value of a share of our common stock on the date of grant and had a term of ten (10) years. Each Initial Option vested in 48 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or a consultant to, the Company. However, in the event of retirement of a non-employee director during the vesting period of his or her Initial Option, the Initial Option would automatically vest on an accelerated basis to the extent it would have vested if the non-employee director had remained a director of, or consultant to, the Company through the end of the calendar year in which he or she retired. The remaining unvested shares, if any, would be forfeited and returned to the 2004 Plan. The Annual Option vested and became exercisable in 12 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remained a director of, or consultant to, the Company. All automatic non-employee director options granted under the 2004 Plan were non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director’s termination of service, except in the case of death, in which event the director’s estate shall have one year from the date of death to exercise the option. In no event, however, would any option granted to a director be exercisable later than the expiration of the option’s term. In the event of the Company’s merger with another corporation or another change of control, all automatic non-employee director options will became fully vested and exercisable.

In May 2011, the Compensation Committee recommended and the Board adopted revised cash compensation to the Board of Directors as follows:

Position	Retainer
Board	$40,000
Audit Committee	$15,000
Chairperson of Audit Committee*	$20,000
Nominating and Governance Committee	$5,000
Chairperson of Nominating and Governance Committee*	$10,000
Compensation Committee	$10,000
Chairperson of the Compensation Committee*	$15,000

*	Committee Chair retainers are in addition to the member retainer

In July 2011, the Compensation Committee engaged FW Cook to review the totality of our non-employee director compensation practices while focusing on the competitiveness of our equity grants to the Board. FW Cook, upon reviewing our compensation program, determined our cash compensation to be at or around the median but the equity portion was low when compared to our peer group. After reviewing the recommendations made by FW Cook, the Board eliminated the use of stock options in favor of RSUs and adopted the following amendments to our 2004 Plan with respect to non-employee director grants, effective as of July 22, 2011:

•	Annual grant of 2,833 RSUs (the “Annual RSUs”) which was derived from an increase to the Annual Option from 6,000 shares to 8,500 shares, then converted to RSUs at a 3:1 ratio.

•

New director inducement grant of 2,833 RSUs, prorated for partial year service (the “Initial RSUs”) which was derived from a reduction to the Initial Option from 24,000 to 8,500, then converted to RSUs at a 3:1 ratio.

•	Directors are given the option to elect to take all or a portion of the cash retainer fees in RSUs with a quarterly issuance of such RSUs (the “DSUs”).

•	A 3 year post-termination stock option exercise grace period for vested options.

The Initial RSUs vest in full two (2) years from the date of grant. The Annual RSUs vest in twelve monthly installments from the date of grant. To the extent a director elects to take all or a portion of their respective cash retainer fees in RSUs, the cash fees are converted on the last day of each calendar quarter into RSUs based upon the fair market value of our common stock on the last day of such quarter. The Initial RSUs, the Annual RSUs and the DSUs are settled on the earlier of the third anniversary of the date of grant, a change in control of the Company or the date on which the director separates from service with the Company.

Upon adoption of the revised compensation program, the Board granted each non-employee director an additional 833 RSUs to reflect the increase in the annual equity award under the amended 2004 Plan.

Also in July 2011, Peter M. Leddy, Ph.D., was appointed to the Board of Directors. The Board elected to grant Dr. Leddy a new director inducement grant at the same level that was given to Dr. Treharne in 2009. Accordingly, our Board granted Dr. Leddy an equity award substantially equivalent to an option to purchase 42,000 shares of our common stock. This inducement grant was in the form of RSUs and was equal to 14,000 RSUs as described below.

In January 2012, our Board of Directors adopted stock ownership guidelines for our Board. Per our revised Corporate Governance Guidelines, which includes the stock ownership guidelines, our non-employee directors are required to hold a number of shares of the Company’s common stock with a value equal to three times the annual cash retainer for Board service paid to non-employee directors, subject to the terms of the stock ownership guidelines. Each such non-employee director is required to achieve this ownership guideline within five years of becoming a non-employee director. Any person who was an already a non-employee director on the adoption date is required to achieve this ownership guideline by January 4, 2017.

Director Summary Compensation Table

The following table summarizes director compensation during the fiscal year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Jack R. Blair	56,375	27,647	86,336	170,358
Peter C. Farrell, Ph.D.	45,125	27,647	86,336	159,108
Lesley H. Howe	76,875	27,647	86,336	190,858
Robert J. Hunt	58,125	27,647	86,336	172,108
Peter M. Leddy, Ph.D(2)	12,500	409,360	—	421,860
Eileen M. More	55,950	27,647	86,336	169,933
Richard W. Treharne, Ph.D.	46,250	27,647	86,336	160,233

(1)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The Company estimates the fair value of stock options using a Black-Scholes option-pricing model on the date of grant. The fair value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.

(2)

Dr. Leddy joined our Board of Directors in July 2011. Upon joining the Board, Dr. Leddy was granted 14,000 restricted stock units, of which 5,000 vested immediately upon grant with the remaining 9,000 vesting annually over a four-year period, beginning July 1, 2012.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Jack R. Blair (Chairperson)

Lesley H. Howe

Peter M. Leddy, Ph.D.

Richard W. Treharne, Ph.D.

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2011, the Compensation Committee consisted of Jack R. Blair (Chairperson), Lesley H. Howe, Peter M. Leddy, Ph.D. and Richard W. Treharne, Ph.D., all of whom are non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship as defined by SEC rules.

PROPOSAL 2 — ADVISORY VOTE ON COMPENSATION OF NAMED

EXECUTIVE OFFICERS (SAY-ON-PAY)

The advisory vote on executive compensation is a non-binding vote on the compensation of our NEOs, as described in the compensation discussion and analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, as set forth in this Proxy Statement. Please read the compensation discussion and analysis section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2011 compensation of our NEOs.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management.

Our compensation philosophy is embodied by the motto of “Find Them, Train Them, Keep Them,” with our goal being to attract, motivate and retain highly talented executives while paying for performance. Our executive compensation programs are designed to attract and retain top talent, promote achievement of Company performance goals, align executives with stockholders’ interests and support achievement of superior performance through customer service and innovation. The compensation discussion and analysis section of this Proxy Statement provides a more detailed discussion of our executive compensation program and compensation philosophy.

We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. The practices are discussed in detail in the compensation discussion and analysis and include:

•

We establish base salaries for our NEOs based on the scope of their responsibilities, market data and internal equity, and review these salaries annually, making adjustments if necessary to reflect changes in market conditions, cost of living and growth of the Company.

•

We fund our performance-based cash bonus pool based on both objective and subjective criteria, balancing the Company’s overall performance, including meeting revenue growth, non-GAAP operating margin percentage and earnings per share targets, with subjective individual measurements.

•	We have a long-standing insider trading policy.

•	We generally do not provide our NEOs with benefits or perquisites not available to salaried shareowners.

•	Our performance-based incentive programs include a balance of different measures for short-term and long-term programs.

The vote solicited by this Proposal 2 is advisory, and, therefore, is not binding on the Company, the Board or the Compensation Committee, nor will its outcome require the Company, the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company or the Board.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, the Board, including the Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 2:

RESOLVED, that the stockholders of NuVasive, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive Proxy Statement for the 2012 Annual Meeting of Stockholders.

The Board unanimously recommends a vote “FOR” approval of the foregoing resolution.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accounting firm. The Audit Committee consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the 2011 year.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Committee with and the Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm, Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2011 and 2010.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•    reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2011 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•    discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU Section 380, Communications with Audit Committees, as adopted by PCAOB Rule 3200T;

•    received and reviewed the Letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence;

•    based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2011 Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC; and

•    instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

This report for 2011 is provided by the undersigned members of the Audit Committee of the Board.

Audit Committee
Lesley H. Howe (Chairperson)
Robert J. Hunt
Eileen M. More

The preceding “Report of the Audit Committee” shall not be deemed to be “soliciting material” or” filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and is asking the stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2011 and 2010.

	Fiscal Year 2011	Fiscal Year 2010
Audit Fees(1)	$1,172,600	$776,671
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	$1,995	$1,995

Total	$1,174,595	$778,666

(1)

Audit Fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements and internal control over financial reporting, review of the Company’s quarterly financial statements, review of registration statements on Forms S-3 and S-8, and audit services provided in connection with other regulatory filings.

(2)	Includes amounts billed for annual subscription to Ernst & Young LLP’s online resource library.

All fees paid to Ernst & Young LLP for 2011 were pre-approved by the Audit Committee.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

PROPOSAL 4 — APPROVAL OF MATERIAL TERMS OF THE 2004 EQUITY INCENTIVE PLAN

AND AMENDMENT TO THE PLAN TO EXPAND UPON THE OBJECTIVELY DETERMINABLE

PERFORMANCE CRITERIA THAT MAY BE UTILIZED WITH RESPECT TO PERFORMANCE AWARDS

General

Our 2004 Equity Incentive Plan (the “2004 Plan”) was adopted by the Board in February 2004 and approved by our stockholders in March 2004. Stock options, stock appreciation rights, stock awards and cash awards (collectively, “Awards”) may be granted under the 2004 Plan. Options granted under the 2004 Plan may be either “incentive stock options”, as defined under Section 422 of the Internal Revenue Code, or non-statutory stock options. As of March 28, 2012, 806,600 shares of our common stock (plus any shares that might in the future be returned to the 2004 Plan as a result of cancellations or expiration of awards) remained available for future grant. Stockholders are not being asked to approve an increase in the number of shares issuable under the 2004 Plan or any other amendment other than the revised performance criteria. This approval is being sought in order to help the Company in terms of its ability to deduct certain payments of performance-based compensation for tax purposes.

Summary of Proposal

We are asking our stockholders to (i) re-approve the material terms of the 2004 Plan and (ii) approve an amendment to the 2004 Plan to expand upon the objectively determinable performance criteria that may be utilized with respect to performance awards intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) (“Section 162(m)”). We are asking the stockholders for this approval to help us deduct for federal income tax purposes compensation in excess of $1,000,000 that may be paid to certain executive officers in any single year. Compensation includes cash compensation, income arising from the exercise of non-statutory stock options, and disqualifying dispositions of incentive stock options.

The proposed amendment would amend the 2004 Plan to expand the list of objective performance measures that may be utilized when setting performance based awards to include the following measures: (i) sales; (ii) revenue; (iii) expenses; (iv) operating income; (v) gross margin; (vi) operating margin; (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; (viii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment; (xxi) total stockholder return; (xxii) shareowner (our employees) satisfaction; (xxiii) shareowner retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; and (xxix) completion of a joint venture or other corporate transaction.

An objectively determinable performance measure may relate to the performance of the Company and/or an affiliate or individual business unit. Performance targets established using objectively determinable performance criteria may include a minimum, maximum, target level and intermediate levels of performance, with the final value of an Award determined under the applicable formula by the level attained during the applicable performance period. A performance target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard. The 2004 Plan currently provides that no shareowner may be granted more than 600,000 shares subject to stock options and stock appreciation rights in any given fiscal year. In addition, the 2004 Plan currently limits stock awards and cash awards that are intended to qualify as performance-based compensation to 250,000 shares and $1,000,000 respectively.

The purpose of re-approving the Section 162(m) terms of the 2004 Plan and the performance measures is to help the Company take advantage of certain favorable tax treatment for performance-based compensation under

Section 162(m). As discussed in more detail below, Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to certain executive officers during any fiscal year, but exempts certain performance-based compensation from this deduction limit. In order to qualify as exempted performance-based compensation under Section 162(m), stock awards and cash awards must, among other requirements, be granted pursuant to a plan that contains limits on the number of shares subject to stock awards and the amount of cash awards that may be granted to any one individual under the plan during a specified period. In addition, performance measures utilized must be periodically re-approved by the stockholders of the Company.

We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1,000,000 to executive officers, the Board believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes to the extent permissible under Section 162(m).

A copy of the 2004 Plan, as amended and restated to include the expanded performance measures is attached as Appendix A to this Proxy Statement. The following description of the 2004 Plan is a summary or material terms and is therefore qualified in its entirety by reference to the complete text of the 2004 Plan.

General

The purpose of the 2004 Plan is to enhance the long-term stockholders’ value of our company by offering opportunities to eligible individuals to participate in the growth in value of the equity of our company.

Share Reserve

We initially reserved a total of 800,000 shares of our common stock, subject to adjustment, for issuance under the 2004 Plan. In addition, any shares that were issuable upon exercise of options granted pursuant to the Company’s 1998 Stock Option/Stock Issuance Plan (the “1998 Plan”) that expire or become unexercisable for any reason without having been exercised in full, and are forfeited or repurchased under the 1998 Plan, will be available for grant under the 2004 Plan. All Awards granted since our initial public offering have been granted under the 2004 Plan.

Automatic Annual Increase of Share Reserve

The 2004 Plan, which expires in 2014, provides that the share reserve will be cumulatively increased on January 1 of each year by a number of shares that is equal to the least of:

•	4% of the number of our shares issued and outstanding on the immediately preceding December 31;

•	4,000,000 shares; or

•	a number of shares set by the Board.

Administration

The 2004 Plan is administered by the Compensation Committee of the Board. The Compensation Committee has delegated to the CEO the authority to grant Awards to non-executive level shareowners in accordance with guidelines established by the Board and in compliance with applicable law, and it may delegate certain responsibilities to a shareowner of ours (as applicable, the Compensation Committee, CEO or other delegate is referred to as the “Administrator”).

Eligibility

Non-statutory stock options, stock appreciation rights, stock awards and cash awards may be granted under the 2004 Plan to shareowners, directors and consultants of ours, our affiliates and subsidiaries. Incentive stock options may be granted only to shareowners of ours, our subsidiaries or an affiliate of ours. The Administrator, in its discretion, approves options, stock appreciation rights, stock awards and cash awards to be granted under the 2004 Plan.

As of March 28, 2012, 2,182,986 shares had been issued upon exercise of options granted under the Plan, options to purchase 6,820,898 shares were outstanding and 806,600 shares remained available for future grant. The following table sets forth information with respect to the stock options granted to the NEOs, all current executive officers as a group, all current directors who are not executive officers as a group, and all shareowners and consultants (including all current officers who are not executive officers) as a group under the 2004 Plan as of March 28, 2012.

Name and Principal Position	Number of Shares Subject to Options Granted under the 2004 Plan	Weighted Average Exercise Price Per Share
Alexis V. Lukianov Chairman and Chief Executive Officer	2,165,480	$28.67
Keith C. Valentine President and Chief Operating Officer	1,110,001	$28.02
Patrick Miles President, Global Products and Services	758,750	$29.26
Jeffrey P. Rydin President, Global Sales	520,000	$28.96
Michael J. Lambert Executive Vice President and Chief Financial Officer	20,000	$38.01
All current executive officers as a group (8 persons)	5,396,731	$28.92
All directors who are not NEOs (6 persons)	443,000	$25.20
All shareowners and consultants (excluding current executive officers)	4,234,278	$24.82

Future awards under the 2004 Plan will be made in the discretion of the Administrator and are not ascertainable.

Termination of Awards

Generally, if an awardee’s services to us as a shareowner, consultant or director terminates other than by reason of death, disability, retirement or for cause, vested options and stock appreciation rights will remain exercisable for a period of three months following the awardee’s termination. Unless otherwise provided for by the Administrator in the Award agreement, if an awardee dies or becomes totally and permanently disabled while a shareowner or consultant or director, the awardee’s vested options and stock appreciation rights will be exercisable for twelve (12) months following the awardee’s death or disability, or if earlier, the expiration of the term of such Award.

Nontransferability of Awards

Unless otherwise determined by the Administrator, Awards granted under the 2004 Plan are not transferable other than by will, a domestic relations order, or the laws of descent and distribution and may be exercised during the awardee’s lifetime only by the awardee.

Stock Options

Exercise Price

The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant of such option. With respect to any awardee who owns stock possessing more than 10% of the voting power of all our classes of stock (including stock of any parent or subsidiary of ours), the exercise price of any incentive stock option may not be less than 110% of the fair market value of our common stock on the date of grant of such option. Although the 2004 Plan provides that the exercise price of a non-statutory stock option may not be less than 85% of the fair market value of our common stock on the date of grant of such option, in practice all stock options are granted with an exercise price equal to at least the fair market value of our common stock on the date of grant of such option. Certain replacement options with lower exercise prices may be granted to shareowners of ours or entities that we acquire to replace that shareowner’s existing options. The fair market value of our common stock is generally its closing sales price.

Exercise of Option; Form of Consideration

The Administrator determines when options become exercisable. The means of payment for shares issued on exercise of an option are specified in each Award agreement and the 2004 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), or broker assisted same day sales.

Term of Option

The term of an option may be no more than ten (10) years from its date of grant. No option may be exercised after the expiration of its term. With respect to any incentive stock option granted to an awardee who owns stock possessing more than 10% of the voting power of all our classes of stock (including stock of any parent or subsidiary of ours), the term of the incentive stock option may be no more than five (5) years from its date of grant.

Stock Appreciation Rights

The Administrator may grant stock appreciation rights alone, in addition to, or in tandem with any other Awards under the 2004 Plan. Stock appreciation rights entitle the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Administrator. The excess amount will be payable in ordinary shares, in cash or in a combination thereof, as determined by the Administrator. The terms and conditions of a stock appreciation right will be found in an Award agreement. The grant of a stock appreciation right may be made contingent upon the achievement of performance conditions, including the objectively determinable performance measures described above.

Stock Awards

The Administrator may grant stock awards of restricted shares as payment of a bonus, as payment of any other compensation obligation, upon the occurrence of a special event, in the form of restricted stock units or as otherwise determined by the Administrator. The terms and conditions of a stock award will be found in an Award agreement. Vesting and restrictions on the ability to receive stock in settlement of such stock awards may be conditioned upon the achievement of one or more goals, including the objectively determinable performance measures described above. Recipients of restricted shares (but not restricted stock units) may have voting rights and may receive dividends on the granted shares prior to the time the restrictions lapse.

Cash Awards

The Administrator may grant cash awards, which entitle the recipient to a cash payment on the satisfaction of performance goals described in the Award. These performance goals may include the objectively determinable performance measures described above. The Administrator determines the terms, conditions and restrictions related to cash awards.

Adjustments on Changes in Capitalization, Merger or Change in Control

Changes in Capitalization

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, spin-off or similar change to our capital structure, appropriate adjustments will be made to:

•	the number and class of securities subject to the 2004 Plan;

•	the number and class of securities that may be awarded to any individual under the 2004 Plan; and

•	the exercise price and number and class of securities under each outstanding Award.

Any such adjustments will be made by the Board in its absolute discretion, and its decision of will be final, binding and conclusive.

Merger or Change in Control

Generally, in the event of (a) a merger or consolidation in which we are not the surviving corporation, (b) a merger in which we are the surviving corporation but after which our stockholders immediately prior to such merger cease to own their shares or other equity interest in us, (c) the sale of substantially all of our assets, or (d) the acquisition, sale, or transfer of more than 50% of our outstanding shares by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted, replaced or substituted. In the event such successor corporation (if any) does not assume or substitute Awards, the vesting with respect to such Awards will accelerate so that the Awards may be exercised before the closing or completion of one of the transactions described above, but then terminate.

In addition, the Board may also specify that other transactions or events constitute a change in control and may provide for the accelerated vesting of shares which are the subject of Awards and take any one or more of the actions described for a merger transaction. The Board need not adopt the same rules for each Award under the 2004 Plan or for each holder of such Awards.

In the event of a proposed dissolution or liquidation of the Company, the Board may cause Awards to be fully vested and exercisable, but not after their expiration date, before the dissolution is completed but contingent on its completion.

Non-Discretionary Grants to Outside Directors

Under the 2004 Plan, non-employee directors receive a stock award of 2,833 restricted stock units (“RSUs”) upon their initial election or appointment to the Board. These RSUs vest two (2) years from the start date provided the individual remains a director or consultant of the Company.

Non-employee directors who are re-elected to the Board or continue to serve on the Board following our annual stockholder meeting are automatically granted annual awards of 2,833 RSUs. These RSUs will vest over a one year period.

Generally, upon a change in our ownership or control or a merger or sale of all or substantially all of our assets, the vesting of options granted to directors, who are then serving on the Board, will accelerate, and become immediately exercisable. For more details concerning compensation of directors, see “Director Compensation.”

Amendment and Termination of the 2004 Plan

The Board may amend, alter, suspend or terminate the 2004 Plan, or any part thereof, at any time and for any reason. However, we will solicit stockholder approval for any amendment to the 2004 Plan to the extent necessary and desirable to comply with applicable laws. Generally, no such action by the Board or stockholders may alter or impair any Award previously granted under the 2004 Plan without the written consent of the awardee. The 2004 Plan has a term of ten (10) years and expires in 2014, but it may be terminated by the Board at any time.

Federal Income Tax Consequences of Awards

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS.

Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that alternative minimum tax income exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

Upon a disposition of the shares acquired on exercise of an incentive stock option more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If a disposition occurs before either of the holding periods are satisfied, referred to as a disqualifying disposition, then (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m) of the Internal Revenue Code).

An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon the exercise of a nonstatutory option with respect to vested shares, the optionee has taxable ordinary income (and unless limited by Section 162(m), the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Any taxable income recognized in connection with an option exercise by a shareowner of the Company is subject to tax withholding by the Company. Upon a disposition of stock acquired upon exercise of a nonstatutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow nonstatutory options to be transferred subject to conditions and restrictions imposed by the administrator; special tax rules may apply on a transfer.

In the case of both incentive stock options and nonstatutory options, special federal income tax rules apply if the Company’s common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Awards. Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to the Company and are nontransferable. If a stock award is subject to a substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture. RSUs are generally taxed when the RSU is settled and shares subject to the RSU award are transferred to the awardee.

Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Internal Revenue Code, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Required Vote

Approval of the material terms of the 2004 Plan requires the affirmative vote of the holders of at least a majority of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

The Board recommends a vote “FOR” the approval of (i) the material terms of the 2004 Equity Incentive Plan and (ii) amendment to expand upon the objectively determinable performance measures which may be utilized under the 2004 Plan for purposes of performance-based compensation under Section 162(m) of the Internal Revenue Code.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

By Order of the Board of Directors

Alexis V. Lukianov
Chairman of the Board and Chief Executive Officer

San Diego, California

April 9, 2012

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

Appendix A

2004 AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

OF

NUVASIVE, INC.

1.	Purpose of this Plan

The purpose of this 2004 Equity Incentive Plan (the “Plan”) is to enhance the long-term stockholder value of NuVasive, Inc. by offering opportunities to eligible individuals to participate in the growth in value of the equity of NuVasive, Inc. The Plan is hereby amended and restated.

2.	Definitions and Rules of Interpretation

2.1 Definitions.

This Plan uses the following defined terms:

(a) “Administrator” means the Board or the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b) “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c) “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d) “Award” means a Stock Award (e.g. restricted stock unit award), SAR, Cash Award, or Option granted in accordance with the terms of this Plan.

(e) “Award Agreement” means the document evidencing the grant of an Award.

(f) “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g) “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 17.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Award” means the right to receive cash as described in Section 8.3.

(j) “Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

(k) “Code” means the Internal Revenue Code of 1986.

(l) “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(m) “Company” means NuVasive, Inc., a Delaware corporation.

(n) “Company Director” means a member of the Board.

(o) “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(p) “Director” means a member of the Board of Directors of the Company or an Affiliate.

(q) “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

(r) “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(s) “Effective Date” means the first date of the sale by the Company of shares of its capital stock in an initial public offering pursuant to a registration statement on Form S-1 filed with the SEC.

(t) “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(u) “Exchange Act” means the Securities Exchange Act of 1934.

(v) “Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(w) “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(x) “Fair Market Value” means the value of Shares as determined under Section 18.2.

(y) “Fundamental Transaction” means any transaction or event described in Section 10.3.

(z) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(bb) “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(cc) “Non-Employee Director” means any person who is a member of the Board but is not an Employee of the Company or any Affiliate of the Company and has not been an Employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a Director does not in itself constitute employment for purposes of this definition.

(dd) “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include: (i) sales; (ii) revenue; (iii) expenses; (iv) operating income; (v) gross margin; (vi) operating margin; (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; (viii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment; (xxi) total stockholder return; (xxii) employee satisfaction; (xxiii) employee retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; and (xxix) completion of a joint venture or other corporate transaction.

An Objectively Determinable Performance Condition may relate to the performance of the Company and/or an Affiliate or individual business unit. Performance targets established using such Objectively Determinable Performance criteria may include a minimum, maximum, target level and intermediate levels of performance, with the final value of an Award determined under the applicable formulae by the level attained during the applicable performance period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

(ee) “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(ff) “Option” means a right to purchase Shares of the Company granted under this Plan.

(gg) “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(hh) “Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(ii) “Plan” means this 2004 Equity Incentive Plan of NuVasive, Inc.

(jj) “Prior Plans” means the Company’s 1998 Stock Option/Stock Issuance Plan.

(kk) “Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(ll) “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(mm) “SAR” or “Stock Appreciation Right” means a right to receive cash based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8.1.

(nn) “Securities Act” means the Securities Act of 1933.

(oo) “Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

(pp) “Stock Award” means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2 or, as determined by the Committee, a notional account representing the right to be paid an amount based on Shares.

(qq) “Substitute Award” means a Substitute Option, Substitute SAR or Substitute Stock Award granted in accordance with the terms of this Plan.

(rr) “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(ss) “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

(tt) “Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(uu) “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2 Rules of Interpretation.

Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.	Shares Subject to this Plan; Term of this Plan

3.1 Number of Award Shares.

The Shares issuable under this Plan shall be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market. The number of Shares initially reserved for issuance over the term of this Plan shall be 800,0001, increased by (i) the number of Shares available for issuance, as of the Effective Date, under the Prior Plans as last approved by the Company’s stockholders, including the Shares subject to outstanding options under the Prior Plans, plus (ii) those Shares issued under the Prior Plans that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plans that expire or become unexercisable for any reason without having been exercised in full after the Effective Date, plus (iii) those Shares that are restored pursuant to the decision of the Board or Committee pursuant to Section 6.4(a) to deliver only such Shares as are necessary to award the net Share appreciation,. The maximum number of Shares shall be cumulatively increased on the first January 1 after the Effective Date and each January 1 thereafter for 9 more years, by a number of Shares equal to the least of (a) 4% of the number of Shares issued and outstanding on the immediately preceding December 31, (b) 4,000,000 Shares, and (c) a number of Shares set by the Board. Except as required by applicable law, Shares shall not reduce the number of Shares reserved for issuance under this Plan until the earlier of the date such Shares are vested pursuant to the terms of the applicable Award or the actual date of delivery of the Shares to the Awardee. Also, if an Award later terminates or expires without having been exercised in full, the maximum number of shares that may be issued under this Plan shall be increased by the number of Shares that were covered by, but not purchased under, that Award. By contrast, the repurchase of Shares by the Company shall not increase the maximum number of Shares that may be issued under this Plan.

3.2 Source of Shares.

Award Shares may be: (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

[1]	Share numbers take into account all splits and other changes to the Shares subsequent to the initial adoption of the Plan.

3.3 Term of this Plan

(a) This Plan shall be effective on, and Awards may be granted under this Plan on and after, the earliest the date on which the Plan has been both adopted by the Board and approved by the Company’s stockholders.

(b) Subject to the provisions of Section 14, Awards may be granted under this Plan for a period of ten years from the earlier of the date on which the Board approves this Plan and the date the Company’s stockholders approve this Plan. Accordingly, Awards may not be granted under this Plan after the earlier of those dates.

4.	Administration

4.1 General

(a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within the guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are “outside directors” as defined in Section 162(m) of the Code.

4.2 Authority of the Board or the Committee.

Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

(a) grant Awards, including Substitute Awards;

(b) determine the Fair Market Value of Shares;

(c) determine the Option Price and the Purchase Price of Awards;

(d) select the Awardees;

(e) determine the times Awards are granted;

(f) determine the number of Shares subject to each Award;

(g) determine the methods of payment that may be used to purchase Award Shares;

(h) determine the methods of payment that may be used to satisfy withholding tax obligations;

(i) determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j) modify or amend any Award;

(k) authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l) determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m) interpret this Plan and any Award Agreement or document related to this Plan;

(n) correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o) adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p) adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(q) determine whether a transaction or event should be treated as a Change in Control, a Divestiture or neither;

(r) determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control or a Divestiture, then the effect of that Change in Control or Divestiture; and

(s) make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3 Scope of Discretion.

Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 14.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5.	Persons Eligible to Receive Awards

5.1 Eligible Individuals.

Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

5.2 Section 162(m) Limitation.

(a) Options and SARs. Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee may be granted one or more SARs and Options within any fiscal year of the Company under this Plan which are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code to purchase more than 600,000 Shares under Options or to receive compensation calculated with reference to more than that number of Shares under SARs, subject to adjustment pursuant to Section 10, (ii) Options and SARs may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board). If an Option or SAR is cancelled without being exercised or of the Option Price of an Option is reduced, that cancelled or repriced Option or SAR shall continue to be counted against the limit on Awards that my be granted to any individual under this Section 5.2. Notwithstanding anything herein to the contrary, a new Employee of the Company or an Affiliate shall be eligible to receive up to a maximum of 680,000 Shares under Options in the calendar year which they commence employment, or such compensation calculated with reference to such number of Shares under SARs, subject to adjustment pursuant to Section 10.

(b) Cash Awards and Stock Awards. Any Cash Award or Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must best or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. Subject to the provisions of this Section 5.2, with respect to Cash Awards and Stock Awards intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code, no employee may be granted one or more: (i) Cash Awards within any fiscal year of the Company under this Plan more than $1,000,000 in the aggregate, or (ii) Stock Awards within any fiscal year of the Company under this Plan more than 250,000 Shares.

6.	Terms and Conditions of Options

The following rules apply to all Options:

6.1 Price.

Except as specifically provided herein, no nonstatutory Option may have an Option Price less than 85% of the Fair Market Value of the Shares on the Grant Date. No Option intended as “qualified incentive-based compensation” within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law. The Option Price of an Incentive Stock Option shall be subject to Section 7(f).

6.2 Term.

No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

6.3 Vesting.

Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement. Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c). No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

6.4 Form and Method of Payment.

(a) The Board or Committee shall determine the acceptable form and method of payment for exercising an Option. So long as variable accounting pursuant to “APB 25” does not apply and the Board or Committee otherwise determines there is no material adverse accounting consequence at the time of exercise, the Board or Committee may require the delivery in Shares for the value of the net appreciation of the Shares at the time of exercise over the exercise price. The difference between full number of Shares covered by the exercised portion of the Award and the number of Shares actually delivered shall be restored to the amount of Shares reserved for issuance under Section 3.1.

(b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c) In addition, the Administrator may permit payment to be made by any of the following methods:

(i) other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii) provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

(iii) cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

(iv) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

(d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.5 Nonassignability of Options.

Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only be assigned in compliance with Section 7(h).

6.6 Substitute Options.

The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.

6.7 Repricings.

In furtherance of, and not in limitation of the provisions of Section 10, Options may be repriced, replaced or regranted through cancellation or modification without stockholder approval.

7. Incentive Stock Options.

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. All of the Shares reserved for issuance under Section 3.1 of the Plan may be issued as Incentive Stock Options. With the consent of the Optionee, or where this

Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c) Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $ 100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

(e) Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g) Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

(h) No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

(i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(e) of the Code). In the case of

Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three month period after the Optionee’s Termination provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee’s Termination.

(j) An Incentive Stock Option may only be modified by the Board.

8.	Stock Appreciation Rights, Stock Awards and Cash Awards

8.1 Stock Appreciation Rights.

The following rules apply to SARs:

(a) General. SARs may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. The Administrator may grant SARs to eligible participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement. The grant or vesting of a SAR may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b) Exercise of SARs. Upon the exercise of an SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date. The amount due to the Awardee upon the exercise of a SAR shall be paid in cash, Shares or a combination thereof, over the period or periods specified in the Award Agreement. An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Awardee. A SAR shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Award Agreement from the person entitled to exercise the SAR. If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of shares that may be purchased pursuant to the Option shall be reduced by the number of shares with respect to which the SAR is exercised.

(c) Nonassignability of SARs. Except as determined by the Administrator, no SAR shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything herein to the contrary, SARs may be transferred and exercised in accordance with a Domestic Relations Order.

(d) Substitute SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 9) Substitute SARs shall be exercisable with respect to the Fair Market Value of Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

(e) Repricings. A SAR may not be repriced, replaced or regranted, through cancellation or modification without stockholder approval.

8.2 Stock Awards.

The following rules apply to all Stock Awards:

(a) General. The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the

Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid, whether Shares are to be delivered at the time of grant or at some deferred date specified in the Award Agreement (e.g. a restricted stock unit award agreement), whether the Award is payable solely in Shares, cash or either and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b) Right of Repurchase. If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

(c) Form of Payment. The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award. Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. sub-plans. In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

(d) Nonassignability of Stock Awards. Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order.

(e) Substitute Stock Award. The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution. Any such Substituted Stock Award shall be effective on the effective date of the acquisition.

8.3 Cash Awards.

The following rules apply to all Cash Awards. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

9.	Exercise of Awards

9.1 In General.

An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

9.2 Time of Exercise.

Options and Stock Awards shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share. SARs shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the SAR.

9.3 Issuance of Award Shares.

The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

9.4 Termination

(a) In General. Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), (d) and (e) after an Awardee’s Termination, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the ninety (90) days after the Termination, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

(b) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

(c) Death or Disability. Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 17. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

(d) Divestiture. If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4 with respect to the Awardee’s Awards.

(e) Administrator Discretion. Notwithstanding the provisions of Section 9.4 (a)-(e), the Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

(i) Extend the period of time for which the Award is to remain exercisable, following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or

(ii) Permit the Award to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

(f) Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.	Certain Transactions and Events

10.1 In General.

Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10. Additional provisions with respect to the foregoing transactions are set forth in Section 14.3.

10.2 Changes in Capital Structure.

In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price of any Stock Award, (e) the Option Price and number and class of securities issuable under each outstanding Option, and (f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights. The specific adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security. The Board need not adopt the same rules for each Award or each Awardee.

10.3 Fundamental Transactions.

Except for grants to Non-Employee Directors pursuant to Section 11 herein, in the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Fundamental Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all participants under this Plan. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares held by the participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) does not assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 10.3, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of the Fundamental Transaction or event, but then terminate. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Award Shares subject to vesting or right of repurchase shall accelerate or lapse, as the case may be, upon a transaction described in this Section 10.3. If the Committee exercises such discretion with respect to Options, such Options shall become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Fundamental Transaction, they shall terminate at such time as determined by the Committee. Subject to any greater rights granted to participants under the foregoing provisions of this Section 10.3, in the event of the occurrence of any Fundamental Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

10.4 Changes of Control.

The Board may also, but need not, specify that other transactions or events constitute a “Change in Control”. The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (b) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change in Control, notwithstanding any other provision of this Plan, the Board may, but need not, take any one or more of the actions described in Section 10.3. In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything in this Plan to the contrary, in the event of an involuntary Termination of services for any reason other than death, disability or Cause, within 18 months following the consummation of a Fundamental Transaction or Change in Control, any Awards, assumed or substituted in a Fundamental Transaction or Change in Control, which are subject to vesting conditions and/or the right of repurchase in favor of the Company or a successor entity, shall accelerate fully so that such Award Shares are immediately exercisable upon Termination or, if subject to the right of repurchase in favor of the Company, such repurchase rights shall lapse as of the date of Termination. Such Awards shall be exercisable for a period of three (3) months following termination.

10.5 Divestiture.

If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “Divestiture”. In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may, but need not, take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards of Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or Awardee.

10.6 Dissolution.

If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything herein to the contrary, in the event of dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

10.7 Cut-Back to Preserve Benefits.

If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11.	Automatic Restricted Stock Unit Grants to Non-Employee Directors and Non-Employee Director Fee Deferrals.

11.1 Automatic Restricted Stock Unit Grants

(a) Grant Dates. Stock Awards in the form of restricted stock units (“RSUs”) shall be granted to Non-Employee Directors on the dates specified below:

(i) Initial Grants. Each Non-Employee Director who is first elected or appointed to the Board at any time on or after July 22, 2011 shall automatically be granted on the date of such election or appointment 2833 RSUs (the “Initial RSU Grant”).

(ii) Annual Grants. Effective July 22, 2011, on the date of each annual stockholders meeting each individual who is to continue to serve as a Non-Employee Director shall automatically be granted on the date of such meeting 2833 RSUs (the “Annual RSU Grant”).

(iii) Annual Grant Proration for New Non-Employee Directors. Effective July 22, 2011, with respect to a Non-Employee Director who is first elected or appointed after the commencement of the approximately twelve (12) month period beginning on the date of the annual stockholders meeting, such a Non-Employee Director shall receive a prorated Annual RSU Grant equal to the number of RSUs (rounded down to the nearest whole RSU) determined by multiplying 236.083 by the number of whole months expected until the next annual stockholders meeting.

(b) Vesting of Restricted Stock Unit Grants.

(i) Initial RSU Grants. Initial RSU Grants shall vest in full two (2) years from the date of grant provided the Non-Employee Director continuously remains a Director of, or a Consultant to, the Company through such two year anniversary.

(ii) Annual RSU Grants. An Annual RSU Grant described in Section 11.1(a)(ii), shall vest as to 1/12th of the RSU (rounded down to the nearest whole RSU) per each full succeeding month from the date of grant for so long as the Non-Employee Director continuously remains a Director of, or a Consultant to, the Company. Notwithstanding the foregoing, the unvested portion of the Annual RSU Grant shall vest in full as of the day immediately preceding the next annual meeting of stockholders after the date of grant provided the Non-Employee Director has remained a Director of, or a Consultant to, the Company from the date of grant. With respect to an Annual RSU Grant which is made pursuant to Section 11.1(a)(iii), such an Award shall vest ratably (rounded down to the nearest whole number of RSUs) over the expected number of whole months from the date of grant until the next annual stockholders meeting provided the Non-Employee Director continuously remains a Director of, or Consultant to, the Company through each monthly vesting date; with all of the unvested portion of such an Annual RSU Grant becoming vested in full as of the day immediately preceding the next annual meeting of stockholders (provided the Non-Employee Director is a Director of, or Consultant to, the Company on such date).

(c) Settlement of Automatic Restricted Stock Unit Grants. The settlement of vested Initial RSU Grants and vested Annual RSU Grants shall comply with the applicable provisions of Section 409A of the Code. Subject to the foregoing, all Initial RSU Grants and Annual RSU Grants shall be settled, to the extent vested, on the earlier of (i) the third anniversary of the date of grant; (ii) the date on which a transaction constituting a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company (as such terms are defined in Section 409A of the Code) occurs, and (iii) the date on which the Director separates from service (within the meaning of Section 409A).

(d) Board Discretion. The Awards subject to this Section 11.1 are not intended to be the exclusive Awards that may be made to Non-Employee Directors under this Plan. The Board may, in its discretion, amend the Plan with respect to the terms of Awards herein, may add or substitute other types of Awards or may temporarily or permanently suspend Awards hereunder, all without approval of the Company’s stockholders.

11.2. Non-Employee Director Cash Deferral Elections.

(a) Deferral Elections

(i) Effective Date. Effective with respect to the cash portion of Non-Employee Director annual cash retainer fees and cash fees for service on Board committees (the “Cash Fees”) that are payable with respect to service as a Director commencing with the first annual meeting of stockholders occurring after January 1, 2012, each Non-Employee Director may elect, in accordance with procedures established by the Company, to defer all or a portion of the Non-Employee Director’s Cash Fees.

(ii) Deferral Election Deadlines. Any deferral election made pursuant to this Section 11.2 shall satisfy the requirements of Section 409A of the Code. With respect to newly elected or appointed Non-Employee Directors, an initial deferral election may be made, if at all, prior to the expiration of thirty (30) days from the effective date of the individual’s election or appointment to the Board and shall only apply to that portion of the Cash Fees which are earned and otherwise payable on or after the effective date of such deferral election. The deferral deadline for all other Non-Employee Directors shall be December 31 (or such earlier deadline established by the Company) of each year. Such a deferral election shall apply to the Cash Fees earned with respect to the period commencing on the date of the next succeeding annual stockholders meeting and ending on the date immediately preceding the next following annual stockholders meeting.

(b) Conversion of Deferred Cash Fees into Restricted Stock Units. The Cash Fees deferred pursuant to Section 11.2(a) shall be converted on the last day of each calendar quarter into Restricted Stock Units (the “Deferred Stock Units” or “DSUs”). The number of DSUs (rounded down to the nearest whole DSU) credited on such date shall equal the total amount of the Cash Fees deferred with respect to that calendar quarter divided by the Fair Market Value of a Share on the last day of such calendar quarter. DSUs shall be fully vested at all times.

(c) Settlement of Deferred Stock Units. Unless a different settlement date is elected at the time a deferral election is entered into, DSUs shall be settled on the date which is the earlier of (i) three (3) years from the effective date of the deferral election; and (ii) the date the Non-Employee Director “separates from service” (as such term is defined by Section 409A of the Code).

(d) Compliance with Section 409A of the Code. All elections with respect to the deferral of Cash Fees and the settlement of DSUs shall be made in accordance with such procedures as may be adopted pursuant to this Section 11.2 and in compliance with the requirements of Section 409A of the Code. In addition, if an individual is a “specified employee” (as defined in Section 409A of the Code) at the time he or she becomes entitled to receive a distribution on account of his or her separation from service, such distribution shall be delayed to the extent required to avoid the imposition of additional taxes under Section 409A of the Code.

11.3 Certain Transactions and Events

(a) Fundamental Transactions. In the event of a Fundamental Transaction while the Awardee remains a Non-Employee Director, RSUs held by the Non-Employee Director but not otherwise vested, shall automatically vest in full so that each such RSU shall immediately prior to the effective date of the Fundamental Transaction, become fully vested.

(b) Change in Control Transactions. In the event of a Change in Control while the Awardee remains a Non-Employee Director, the RSUs held by the Non-Employee Director but not otherwise vested, shall automatically vest in full so that each such RSU shall, immediately prior to the effective date of the Change in Control, become fully vested.

(c) Assumption of RSUs and DSUs. Each RSU or DSU which is assumed and not settled in connection with a Fundamental Transaction shall be appropriately adjusted, immediately after such Fundamental Transaction, to apply to the number and class of securities which would have been issuable to the Awardee in consummation of such Fundamental Transaction had the RSU been settled immediately prior to such Fundamental Transaction. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Fundamental Transaction, the successor corporation may, in connection with the assumption of the outstanding RSUs and DSUs granted pursuant to Section 11, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Fundamental Transaction.

(d) Adjustments, Reclassifications, Etc. The grant of Awards pursuant to Section 11 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(e) Remaining Plan Terms. The remaining terms of each Award granted pursuant to Section 11 shall, as applicable, be the same as terms in effect for Awards granted under this Plan. Notwithstanding the foregoing, the provisions of Sections 9.4, 10.3, and 10.4 shall not apply to Awards granted pursuant to Section 11.

11.4. Effective Date of Amended Section 11

In addition, except as set forth in the following sentence, the prior provisions of Section 11 of the Plan (the “Prior Section 11”) shall remain effective with respect to Awards granted prior to July 22, 2011 pursuant to the Prior Section 11. Notwithstanding the provisions of Section 11.1(e) of the Prior Section 11, with respect to Options previously granted to Non-Employee Directors under the Prior Section 11, such Options, to the extent that they are outstanding and unexercised as of the Effective Date, shall remain exercisable (to the extent they are vested) for a period of three (3) years following a Non-Employee Director’s cessation of service, but in no event after the Option Expiration Date.

12.	Withholding and Tax Reporting

12.1 Tax Withholding Alternatives

(a) General. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b) Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). The Administrator, in its sole discretion, may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

12.2 Reporting of Dispositions.

Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.	Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14.	Amendment or Termination of this Plan or Outstanding Awards

14.1 Amendment and Termination.

The Board may at any time amend, suspend, or terminate this Plan.

14.2 Stockholder Approval.

The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

14.3 Effect.

No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.

15.	Reserved Rights

15.1 Nonexclusivity of this Plan.

This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.

15.2 Unfunded Plan.

This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

16.	Special Arrangements Regarding Award Shares

16.1 Escrow of Stock Certificates.

To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

16.2 Repurchase Rights

(a) General. If a Stock Award is subject to vesting conditions, the Company shall have the right, during the seven months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination. The repurchase price shall be determined by the Administrator in accordance with this Section 16.2 which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or (B) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash. The Company may assign this right of repurchase.

(b) Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 16.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 16.2 for exercising its repurchase rights in order to exercise such rights.

17.	Beneficiaries

An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

18.	Miscellaneous

18.1 Governing Law.

This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware.

18.2 Determination of Value.

Fair Market Value shall be determined as follows:

(a) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

(b) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s stockholder’s equity, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

18.3 Reservation of Shares.

During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.

18.4 Electronic Communications.

Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

18.5 Notices.

Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 18.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

NUVASIVE, INC. ATTN: CORPORATE SECRETARY 7475 LUSK BLVD. SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M45849-P21775 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUVASIVE, INC.
The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors

Nominees:		For	Against	Abstain

1a.	Peter C. Farrell, Ph.D., A.M.	☐	☐	☐

1b.	Lesley H. Howe	☐	☐	☐

1c.	Eileen M. More	☐	☐	☐

					For	Against	Abstain

2. Approval by advisory (non-binding) vote on the compensation of the Company’s named executive officers.					☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.					☐	☐	☐

4.   To approve, solely to preserve the Company’s ability to receive corporate income tax deductions that may become available pursuant to Internal Revenue Code Section 162(m), (i) the material terms of the Company’s 2004 Equity Incentive Plan and (ii) an amendment to the Company’s 2004 Equity Incentive Plan to place limits on the number of stock awards and cash awards that may be granted to an employee during any given fiscal year.

					☐	☐	☐

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Chairman’s Letter and Form 10-K are available at www.proxyvote.com.

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M45850-P21775

NUVASIVE, INC.
Annual Meeting of Stockholders
May 24, 2012 8:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alexis V. Lukianov and Jason M. Hannon or any one of them with full power of substitution, proxies to vote at the Special Meeting of Stockholders of NuVasive, Inc. (the “Company”) to be held on May 24, 2012 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as may come before the meeting.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

Continued and to be signed on reverse side